Exhibit 10.1

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT THAT HAS BEEN REQUESTED IS OMITTED AND NOTED WITH (****).

AN UNREDACTED VERSION OF THIS DOCUMENT WILL ALSO BE PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

SERVICING AGREEMENT

between

STERLING JEWELERS INC.,
ZALE DELAWARE, INC.

and

GENESIS FINANCIAL SOLUTIONS, INC.

Dated as of June 7, 2017

4.06.	Governmental Authority Supervision	36
4.07.	Operating Procedures	36
4.08.	Books and Records	36
4.09.	Licenses and Qualifications	37
4.10.	Disputes with Cardholders	37
4.11.	Insurance.	37
4.12.	Obligations of the Company	39

Article V
Cardholder Information

5.01.	Customer Information	40
5.02.	Cardholder Data	41

Article VI
Intellectual Property

6.01.	Grant of License to Use the Company Licensed Marks	41
6.02.	Termination; Ownership; and Infringement	42
6.03.	Intellectual Property	42

Article VII
MERCHANT SERVICES

7.01.	Transmittal and Authorization of Charge Transaction Data	43
7.02.	POS Terminals	43
7.03.	Settlement Procedures	43

Article VIII
Confidentiality

8.01.	General Confidentiality.	44
8.02.	Use and Disclosure of Confidential Information.	45
8.03.	Unauthorized Use or Disclosure of Confidential Information	45
8.04.	Return or Destruction of Confidential Information	46

Article IX
DEFAULT; REMEDIES

9.01.	Events of Default	46
9.02.	Remedies for Events of Default	47

Article X
TERM AND TERMINATION

10.01.	Term of Agreement	47
10.02.	Termination by the Company Prior to the End of the Initial Term or a Renewal Term	47
10.03.	Termination by the Servicer Prior to the End of the Initial Term or a Renewal Term	48
10.04.	Termination without Cause	48
10.05.	Replacement of Servicer Upon Expiration or Termination	48

Article XI
INDEMNIFICATION

11.01.	Company Indemnification of the Servicer Indemnified Parties	49
11.02.	Servicer Indemnification of the Company	49
11.03.	Procedures.	51
11.04.	Notice and Additional Rights and Limitations	53
11.05.	LIMITATION OF LIABILITY	53

Article XII
MISCELLANEOUS

12.01.	Assignment	53
12.02.	Amendment	53
12.03.	Subcontracting	53
12.04.	Non-Waiver	54
12.05.	Severability	54
12.06.	Waiver of Jury Trial and Venue	54
12.07.	Governing Law	54
12.08.	Specific Performance	55
12.09.	Notices	55
12.10.	Further Assurances	56
12.11.	No Joint Venture	56
12.12.	Press Releases	56
12.13.	Third Parties	56
12.14.	Force Majeure	56
12.15.	Entire Agreement	57
12.16.	Binding Effect	57
12.17.	Counterparts/Facsimiles	57
12.18.	Survival	57

SCHEDULES

Schedule 1.01(a)	Services

Schedule 1.01(b)	Company Licensed Marks

Schedule Z-1.01(b)	Zale Licensed Marks

Schedule 1.01(c)	Integration Plan

Schedule 1.01(d)	Operating Procedures

Schedule 1.01(e)	Company Credit Cards

Schedule 2.02(a)	Servicer Compensation

Schedule 2.02(b)	(****)

Schedule 2.02(c)	Servicing Cost Categories

Schedule 2.03(b)(ii)	Features and Functionality of Company Systems

Schedule 2.03(b)(iii)	Credit Data Feeds

Schedule 2.04	Servicing Requirements

Schedule 2.04(i)	Initial Program Servicing Locations

Schedule 2.05(a)	Periodic Reports

Schedule 2.05(b)	Daily Reporting

Schedule 2.06	Servicing SLAs

Schedule 2.08	Collections Policies

Schedule 2.09(a)(ii)(A)	Functionality of the Program Website from the Servicing Start Date

Schedule 2.09(a)(ii)(B)	Enhanced Functionality of the Program Website

Schedule 2.13(b)	(****)

Schedule 4.01(a)(iv)	Servicer Program Materials

Schedule 5.02(e)	Cardholder Data

Schedule 10.04	Termination without Cause

Schedule C-1	Company Individuals with Knowledge

Schedule C-2	Servicer Individuals with Knowledge

v

SERVICING AGREEMENT

This Servicing Agreement (including any schedules, exhibits, attachments or appendices attached hereto, as amended from time to time, collectively, this “Agreement”), dated as of June 7, 2017, is between Sterling Jewelers Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), Zale Delaware, Inc., a Delaware corporation (“Zale Delaware”), and Genesis Financial Solutions, Inc., a Delaware corporation acting by and through Genesis Bankcard Services, Inc., an Oregon corporation (the “Servicer”).  Each of the Servicer and the Company (and, where applicable, Zale Delaware) are each referred to herein as a “Party”, and collectively, the “Parties”.

WHEREAS, the Company has a program to issue Company Credit Cards in the United States (as defined below) (the “Program”); and

WHEREAS, the Company has requested that the Servicer perform certain servicing and administrative activities relating to the Accounts (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.01.        Defined Terms. Wherever used in this Agreement the following terms shall have the meanings set forth below.

“Account” means an open-ended credit account linked to a Company Credit Card and usable solely for the purpose of financing the purchase of Goods and/or Services (and all fees and charges relating thereto) and for financing any other charges that may be made using such Company Credit Card pursuant to the terms of the relevant Credit Card Agreement; provided that, no (****) account originated or purchased by Comenity Bank under the Credit Card Program Agreement dated as of May 25, 2017, by and between the Company and Comenity Bank shall be considered an Account hereunder.  Accounts shall include Zale Accounts.

“Account Documentation” means, with respect to an Account, any and all documentation (whether physical or electronic and regardless of the medium) relating to such Account that is or should be reflected in the related Account file, including Credit Card Documentation, Charge Transaction Data, checks or other forms of payment with respect to the Accounts, notices to Cardholders (including privacy notices), adverse action notices, change of terms notices, other notices, correspondence, memoranda, documents, stubs, instruments, certificates, agreements, magnetic tapes, disks, hard copy formats or other computer-readable data transmissions, microfilm, electronic or other copy of any of the foregoing, and any other written, electronic or other records or materials of whatever form or nature, arising from or relating or pertaining to any of the foregoing to the extent related to the Program; provided that Account Documentation shall not include (i) Solicitation Materials, (ii) the Company’s or any of its Affiliates’ register tapes, invoices, sales or shipping slips, delivery or other receipts or other indicia of the sale of Goods and/or Services, or (iii) any reports or analyses prepared by the Company or its Affiliates for use in the retail business operated by the Company and its Affiliates; provided, further, that, the Company shall provide copies of the documentation referred to in clauses (i), (ii) and (iii) hereof to the Servicer (or its Service Provider) upon its reasonable request therefor in connection with the Servicer’s exercise of its rights (including audit or verification rights) or performance of its obligations hereunder.

“Affiliate” means, with respect to any Person, each Person that controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means any applicable and binding federal, state or local law (including common law), statute, rule or regulation, or any written interpretation of a Governmental Authority thereunder, or any Applicable Order with respect to the applicable Party, or any regulatory guidance, directive or instruction, directed to or binding on such Party from a Governmental Authority (whether or not published), as any of the foregoing may be amended and in effect from time to time during the Term, including, to the extent applicable to such Party, (i) the Truth in Lending Act and Regulation Z; (ii) the Equal Credit Opportunity Act and Regulation B; (iii) the Fair Debt Collection Practices Act; (iv) the Fair Credit Reporting Act; (v) the Gramm-Leach-Bliley Act; (vi) the USA PATRIOT Act; and (vii) Section 1031 of the Consumer Financial Protection Act of 2010 and other statutes, rules, and regulations prohibiting unfair, deceptive or abusive acts or practices and, in each case, any implementing regulations or interpretations issued thereunder; provided, however, that in the case of any non-published guidance, directive or interpretation or other non-published item asserted by the Servicer or the Company to constitute Applicable Law, the Servicer or the Company, as applicable, shall have delivered to the other Party a written or other item in reasonable detail, including the Servicer’s or the Company’s basis for concluding such guidance, directive or interpretation or other item is binding upon the Servicer or the Company, as applicable (or, if the Servicer or the Company, as applicable, is not permitted to disclose such a detailed description, a written confirmation from an officer of such Party that such guidance, directive or interpretation is binding on such Party and such disclosure is prohibited by Applicable Law).

“Applicable Order” means, with respect to any Person, a judgment, injunction, writ, decree or order of any Governmental Authority, in each case legally binding on that Person.

“Applicant” means a Person that has submitted an Application under the Program.

“Application” means the credit application that must be completed and submitted in order to establish an Account (including any such application submitted at the POS, by phone, mail, or via the Internet or a mobile phone or tablet).

“Audited Party” has the meaning set forth in Section 4.03 hereof.

“Auditing Party” has the meaning set forth in Section 4.03 hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any other applicable state or federal bankruptcy, insolvency, moratorium or other similar law and all laws relating thereto.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following:

(a)           such Person shall no longer be solvent or shall fail generally to pay its debts as they become due;

(b)           Any regulatory authority having jurisdiction over such Person shall order the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or order the winding-up or liquidation of the affairs of such Person; or

(c)           either (i) such Person shall (A) consent to the institution of proceedings specified in paragraph (b) above or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such entity or of any substantial part of its properties, or (B) take corporate or similar action in furtherance of any such action; or (ii) a decree or order by a court having jurisdiction (1) for relief in respect of such Person pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law, (2) for appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (3) ordering the winding-up or liquidation of the affairs of any of such Person shall, in any such case, be entered, and shall not be vacated, discharged, stayed or bonded within sixty (60) days from the date of entry thereof.

“Billing Cycle” means the interval of time between regular periodic Billing Dates for an Account.

“Billing Date” means, for any Account, the last day of a Billing Cycle as of when the Account is recorded as billed.

“Billing Statement” means a summary (in electronic or paper form) of Account credit and debit transactions for a Billing Cycle including a descriptive statement covering purchases, charges, payments, calculation of payment due past due account information, any relevant Value Proposition information and any information required to be included on such a summary by Applicable Law.

“Business Day” means any day, other than a federal holiday, Saturday or Sunday, on which both the Company and the Servicer are open for business at their respective U.S. headquarters.

“Cardholder” means any Person who has been issued a Company Credit Card (including, as applicable in accordance with the context of the reference herein, any guarantor or Person otherwise contractually obligated under a Credit Card Agreement and any authorized user(s) of the applicable Account).

“Cardholder Data” means (i) all Cardholder Lists and (ii) (****).

“Cardholder Indebtedness” means (a) all amounts owing by Cardholders with respect to Accounts, including outstanding loans and other extensions of credit, finance charges (including accrued interest), late payment fees, and any other fees, charges and interest on the Accounts, in each case, whether or not posted and whether or not billed; less (b) any credit balances owed to Cardholders, any credits associated with returns, and any similar credits or adjustments with respect to the Accounts, in each case whether or not posted and whether or not billed.

“Cardholder List” means any list (whether in hardcopy, magnetic tape, electronic or other form) compiled by or on behalf of the Company or its Affiliates that identifies (or provides a means of differentiating) Cardholders, including any such list that sets forth the names, addresses, email addresses (as available), telephone numbers or social security numbers of any or all Cardholders to the extent such information has been compiled by or on behalf of the Company or its Affiliates.

“Change of Control” means, with respect to any Person (the “subject Person”):

(a)           a Person or group becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (except that a Person or group shall be deemed to own all securities it has the right to acquire)), directly or indirectly, of more than (****) of the total voting power of the subject Person or of any Person of which the subject Person is a Subsidiary;

(b)           such subject Person (or any Person of which such subject Person is a Subsidiary) merges, consolidates, acquires, is acquired by, or otherwise combines with any other Person in a transaction in which the subject Person (or such Person of which such subject Person is a Subsidiary) is not the surviving entity or which constitutes a “merger of equals”, it being understood that a Person shall not be considered the “surviving entity” of a transaction if either (A) the members of the board of directors of the Person immediately prior to the transaction constitute less than a majority of the members of the board of directors of the ultimate parent entity of the entity surviving or resulting from the transaction or (B) securities of such Person that are outstanding immediately prior to the transaction (or securities into which such securities are converted in the transaction) represent less than (****) of the total voting power of the ultimate parent entity of the entity surviving or resulting from the transaction; or

(c)           the subject Person sells all or substantially all of its assets to a Person that is not a wholly-owned Subsidiary of the ultimate parent entity of such subject Person prior to such transaction.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred as a result of (****).

“Charge Transaction Data” means the transaction information (including, without limitation, any electronic information) required to authorize, process and settle each purchase of Goods and/or Services charged to an Account and each return of Goods and/or Services or other adjustment for credit to an Account.

“Collections Policies” means the policies, procedures and practices for the Program with respect to collections, account closures, charge-offs, recoveries and similar matters, as the foregoing may be changed in accordance with this Agreement.

“Company” has the meaning set forth in the preamble.

“Company Channels” means (i) all retail establishments owned or operated by the Company or its Affiliates, (ii) all websites and mobile applications owned or operated by the Company or its Affiliates, solely to the extent delivering Goods and/or Services, and (iii) all print media including direct mail and catalogs that are owned or operated by the Company or its Affiliates, solely to the extent delivering Goods and/or Services.

“Company Credit Card” means a private-label Credit Card linked to a single Account offered or maintained pursuant to this Agreement that bears a Company Licensed Mark and that may be used solely to finance purchases of Goods and/or Services, including the Credit Cards listed on Schedule 1.01(e) that meet the foregoing qualifications.

“Company Event of Default” means an Event of Default where the Company is the defaulting Party.

“Company Indemnified Party” has the meaning set forth in Section 11.02 hereof.

“Company Licensed Marks” means Trademarks that are listed on Schedule 1.01(b), as such schedule may be amended from time to time by the Company, and any Trademark of the Company that (i) includes, in whole or in part, any Trademark listed on Schedule 1.01(b) or (ii) is otherwise confusingly similar to or derivative of any such Trademark.  Company Licensed Marks shall include Zale Licensed Marks for purposes of this Agreement.

“Company Material Adverse Effect” means any change, circumstance, occurrence, event or effect that, individually or in the aggregate, has had or would be reasonably expected to have a material adverse effect upon the Program or the Accounts taken as a whole or the ability of the Company to perform its obligations pursuant to this Agreement.

“Company Program Materials” has the meaning set forth in Section 4.01(b) hereof.

“Company Systems” means Systems owned, leased or licensed by and operated by, or on behalf of, the Company or its Affiliates.

“Confidential Information” has the meaning set forth in Section 8.01 hereof.

“Conversion” has the meaning set forth in Section 2.03(a) hereof.

“Conversion Date” has the meaning set forth in Section 2.03(a) hereof.

“Core Terms and Conditions” means the general terms and conditions for a Credit Card Agreement, including without limitation: the APR, grace period, late fee, minimum finance charge, returned payment fee, pay by phone fee, late fee grace period, minimum payment calculation, and billing method.

“Credit Card” means a credit card or other access device (whether tangible or intangible) pursuant to which the cardholder or authorized user may purchase Goods and/or Services through open-end revolving credit, or any other form of credit; and for the avoidance of doubt the term does not include: (i) any gift card; or (ii) any debit card, stored value card, electronic or digital cash card or any other card that does not provide the holder thereof with the ability to obtain credit other than through an overdraft line or similar feature. For purposes of this Agreement, an intangible access device shall be deemed to “bear” a trademark if the association or identification between such trademark and the credit product accessed by such access device is similar in nature and intent to the association or identification created by imprinting such trademark on a card-accessed credit product.

“Credit Card Agreement” means each agreement between the Company and a Cardholder governing the use of an Account, together with any amendments, modifications or supplements thereto (including through issuance of a change in terms notice) and any replacement of such agreement.

“Credit Card Documentation” means, with respect to the Accounts, Prequalification Requests (if applicable), all Applications, Credit Card Agreements, Company Credit Cards, POS brochures, welcome brochures, and new Account membership kits, relating to such Accounts, in each case, in every form, whether printed, mobile or online.

“Credit Reporting Agency” means any of Equifax, Experian and TransUnion or any comparable firm designated as such by mutual agreement of the Parties.

“Direct Claim” has the meaning set forth in Section 11.03 hereof.

“Disclosing Party” has the meaning set forth in Section 8.01 hereof.

“Effective Date” shall mean the date hereof.

“Employee Fraud” means an instance in which an employee of the Company or its Affiliates has committed fraud as evidenced by (i) a written or email admission of guilt by the relevant employee, (ii) a conviction of such employee for fraud in a court of law, (iii) (****) or (iv) (****).

“Event of Default” means the occurrence of any one of the events listed in Section 9.01 hereof.

“FICO” means the credit score designated as such and derived from the credit model developed by the Fair Isaac Corporation and deployed at any Credit Reporting Agency.

“Fiscal Month” means each four (4) or five (5) week period designated as such in the calendar published by the National Retail Federation for retailers on a Fiscal Year reporting basis; provided that the Fiscal Month in which the Servicing Start Date occurs shall be deemed to begin on the Servicing Start Date.

“Fiscal Year” means the fiscal year set forth in the calendar published by the National Retail Federation setting forth the fiscal year for retailers on a 52/53 week fiscal year ending on the Saturday closest to January 31; provided that the first Fiscal Year under this Agreement shall be the period beginning on the Servicing Start Date and ending on the Saturday closest to January 31, 2018.

“Force Majeure Event” has the meaning set forth in Section 12.14 hereof.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Goods and/or Services” means, separately or cumulatively (as the context may require), the products and services sold, charged or offered by or through Company Channels (or, if applicable with respect to a Zale Account, through Zale Channels), including accessories, delivery services, protection agreements, gift cards, shipping and handling, and work or labor to be performed for the benefit of customers of the Company Channels (or, if applicable with respect to a Zale Account, through Zale Channels) and any sales tax relating to the foregoing charges and to such customers in connection therewith.

“Governmental Authority” means any United States federal, state or local governmental or regulatory authority, agency, court, tribunal, commission or other entity exercising executive, legislative or judicial functions of or pertaining to government in the United States.

“Indemnified Party” has the meaning set forth in Section 11.03 hereof.

“Indemnifying Party” has the meaning set forth in Section 11.03 hereof.

“Industry Standards” means all industry standards and certifications relating to privacy or data in the credit card industry that would be specifically applicable to the Program, excluding the Payment Card Industry Data Security Standards.

“Initial Term” has the meaning set forth in Section 10.01 hereof.

“Inserts” has the meaning set forth in Section 4.02(a) hereof.

“Integration Plan” shall mean the integration plan as to the actions the Parties shall take to initiate the Services in accordance with this Agreement and to effect the Conversion, which shall include the components set forth in Schedule 1.01(c) and such other provisions as the Servicer and the Company may agree.

“Intellectual Property” means, on a worldwide basis, other than with respect to Company Licensed Marks, all intellectual property, including (i) copyrights, copyrighted works and works of authorship including software; (ii) trade secrets and know-how; (iii) trademarks, service marks, trade dress, logos, trade names, internet domain names, corporate names, social and mobile media identifiers and other source indicators and proprietary designations and the goodwill associated therewith (“Trademarks”); (iv) patents, designs, inventions, algorithms and other industrial property rights; (v) other intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vi) applications, registrations, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

“Internet Services” has the meaning set forth in Section 2.09(a) hereof.

“Knowledge” means, (i) with respect to the Company, the actual knowledge, after reasonable inquiry, of any of the individuals listed on Schedule C-1 and (ii) with respect to the Servicer, the actual knowledge of any of the individuals listed on Schedule C-2 after reasonable inquiry.

“Losses” has the meaning set forth in Section 11.01 hereof.

“Material Adverse Event” means, with respect to a Person, (a) a material impairment of the ability of such Person to perform under this Agreement (which impairment cannot be timely cured, to the extent a cure period is applicable); or (b) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against such Person.

“Nonpublic Personal Information” means (i) “nonpublic personal information” as defined in Section 509(4) of the Gramm-Leach-Bliley Act of 1999 and its implementing regulations, or (ii) “nonpublic personal information” or any comparable term as defined in any successor statute to the Gramm-Leach-Bliley Act of 1999 (or as defined in any successor section thereunder) or other Applicable Law (whether or not federal law) as in effect at any time protecting nonpublic personal information of individuals.

“Operating Procedures” means the operating procedures for the Program in effect from time to time as set forth on Schedule 1.01(d).

“Parent” has the meaning set forth in Section 4.05 hereof.

“Parent Entity” has the meaning set forth in Section 4.05 hereof.

“Parties” has the meaning set forth in the preamble.

“Payment Plan” means any deferred payment plan offered by the Company to Cardholders from time to time, under which a Cardholder agrees to pay for Goods and/or Services over time rather than pursuant to the Core Terms and Conditions.

“Peak Sales Period” means, for any given year, (****) through (****) and the (****) in the United States (i.e., the (****)) in such year.

“Person” means any individual, corporation, business trust, partnership, association, limited liability company, joint venture, unincorporated association or similar organization, or any Governmental Authority.

“POS” means point of sale, including any point of sale on any ecommerce website.

“Prequalification Request” means the information that must be completed and submitted in order to permit the Company to determine whether a prospective applicant may be eligible to be considered for a Company Credit Card, systemically at POS or during the order entry process and without a paper Prequalification Request being completed, by a prospective Applicant.

“Previously Disclosed” means a disclosure in writing setting forth an exception to the representations and warranties of the Company or the Servicer, as applicable, in each case as set forth in the corresponding Schedule to this Agreement, which Schedules are being delivered by the Company and the Servicer concurrently with the execution and delivery of this Agreement by the Parties.

“Prime Rate” means the rate per annum listed in the “Money Rates” Section of The Wall Street Journal as the “prime rate”. If The Wall Street Journal ceases publication of such rate, then the Prime Rate means the so-called prime rate as announced by an alternate publication to be mutually agreed by the Parties.

“Program” has the meaning set forth in the recitals.

“Program Assets” means the Accounts (including written off Accounts to which the Company has retained title) and all Account numbers associated therewith, Account Documentation, the Cardholder List, Solicitation Materials, Cardholder Data, all Program Toll-Free Numbers, all Cardholder Indebtedness, and all rights, claims, credits, causes of action and rights of set-off against third parties to the extent relating to Cardholder Indebtedness.

“Program Materials Guide” has the meaning set forth in Section 4.01(b).

“Program Privacy Policy” shall mean the privacy policy and associated disclosures to be provided by the Company to Applicants and Cardholders.

“Program Toll-Free Numbers” has the meaning set forth in Section 2.04(d) hereof.

“Program Website” has the meaning set forth in Section 2.09(a) hereof.

“Protected Cardholder Data” means Cardholder Data that constitutes Nonpublic Personal Information.

“Receiving Party” has the meaning set forth in Section 8.01 hereof.

“Relevant Laws” has the meaning set forth in Section 4.05 hereof.

“Removed Account” means: (i) any credit card account under the Program, whether closed or open, (****); and (ii) any Accounts originated outside of the United States.

“Renewal Term” has the meaning set forth in Section 10.01 hereof.

“Representative” means a Person’s employees, officers, directors, accountants, consultants and advisors (including outside counsel).

“Retail Day” means any day on which a physical retail store owned or operated by the Company or any of its Subsidiaries is open for business.

“Retail Merchant” means the Company and any of its Affiliates that accept the Company Credit Cards in accordance with this Agreement.

“Risk Management Policies” means the underwriting and risk management policies, procedures and practices of the Company, including risk management policies, procedures and practices for credit and Account openings, transaction authorization, credit line assignment, increases and decreases, over-limit decisions, Account closures and payment crediting.  Notwithstanding the foregoing, Risk Management Policies does not include Collections Policies.

“Security Incident” has the meaning set forth in Section 5.01(d) hereof.

“Service Providers” means, with respect to a Person, the unaffiliated vendors, service providers and subcontractors utilized by such Person in connection with the performance of services and obligations provided under this Agreement.  The Company shall not be deemed a Service Provider to the Servicer or any of their Affiliates, and the Servicer shall not be deemed to be a Service Provider of the Company or any of its Affiliates.

“Servicer” has the meaning set forth in the preamble.

“Servicer Event of Default” means an Event of Default where the Servicer is the defaulting Party.

“Servicer Indemnified Party” has the meaning set forth in Section 11.01 hereof.

“Servicer Material Adverse Effect” means any change, circumstance, occurrence, event or effect that, individually or in the aggregate, has had or would be reasonably expected to have a material adverse effect upon the Program or the Accounts taken as a whole or the ability of the Servicer to perform its obligations pursuant to this Agreement.

“Servicer Party” has the meaning set forth in Section 11.02(a) hereof.

“Servicer Program Materials” has the meaning set forth in Section 4.01(a)(i) hereof.

“Servicer Systems” means Systems owned, leased or licensed by and operated by or on behalf of the Servicer or any of its Affiliates.

“Services” has the meaning set forth in Section 2.04(a) hereof.

“Servicing Start Date” shall mean the earlier of (a) the mutually agreed upon date on which the first Application is submitted to the Servicer under this Agreement and (b) the Conversion Date.

“Settlement File” means the daily file containing Charge Transaction Data submitted by the Company to the Servicer each Retail Day pursuant to Section 7.03 hereof.

“Shopper” means any Person who makes purchases of Goods and/or Services or otherwise uses, enters or accesses Company Channels or otherwise contacts or is contacted by the Company or its Affiliates in connection with their retail operation (whether or not such Person makes any purchases).

“SLA” means each individual performance standard set forth on Schedule 2.06.

“Solicitation Materials” means documentation, materials, artwork, copy, brochures or other written or recorded materials, in any format or media (including television, radio and internet), used to promote or identify the Program to Cardholders and potential Cardholders, including direct mail solicitation materials and coupons and solicitation materials contained on the Program Website or other mobile applications used in connection with the Program.

“Subcontracting Party” has the meaning set forth in Section 8.03 hereof.

“Subsidiary” when used with respect to any Person, means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or similar governing body (or if there are not such voting interests, more than fifty percent (50%) of the equity interest of which) is owned directly or indirectly by such first Person or by another Subsidiary of such Person.

“Systems” means, with respect to any party, software, databases, computers, hardware, systems and networks owned, leased, licensed or operated by such party or its Affiliates or on behalf of such party or its Affiliates by third parties engaged by such party or its Affiliates; provided that, a System shall not be a System of a particular party if access to or permission to use such System must be granted by the other party or its Affiliates.

“Term” means the Initial Term and each Renewal Term.

“Third Party” has the meaning set forth in Section 11.03(a) hereof.

“Third Party Claim” has the meaning set forth in Section 11.03(a) hereof.

“Trademark Guidelines” means any rules or guidelines of the Company provided to the Servicer governing the Servicer’s use of the Company’s Trademarks.

“Trademarks” has the meaning set forth in the definition of “Intellectual Property” in Section 1.01 hereof.

“Transaction” means any purchase, exchange or return of Goods and/or Services through a Company Channel by a Cardholder using an Account.

“United States” means every state in the United States, Washington, D.C., and, with the consent of the Company, Zale Delaware and the Servicer, such U.S. territories as they elect to include as part of the United States for purposes of this Agreement.

“Value Proposition” means any loyalty, promotional, discount or reward program offered to Cardholders or segments of Cardholders in respect of Transactions.

“Zale” means Zale Corporation, a Delaware corporation.

“Zale Account” means an open-ended credit account issued by the Company linked to a Zale Credit Card and usable solely for the purpose of financing the purchase of Goods and/or Services (and all fees and charges relating thereto) through any Zale Channel and for financing any other charges that may be made using such Zale Credit Card pursuant to the terms of the relevant Zale Credit Card Agreement.

“Zale Channels” means (i) all retail establishments owned or operated by Zale Delaware in the United States, (ii) all websites owned or operated by Zale Delaware solely to the extent delivering Goods and/or Services in the United States, and (iii) all mail order, catalog and other direct access media (including all mobile media, whether or not accessible through a website) that are owned or operated by Zale Delaware solely to the extent delivering Goods and/or Services in the United States.

“Zale Credit Card” means a Credit Card offered or maintained pursuant to this Agreement that bears a Zale Licensed Mark and may be used solely to finance purchases of Goods and/or Services through any Zale Channel and Zale Ancillary Products.

“Zale Delaware” has the meaning set forth in the preamble.

“Zale Licensed Marks” means Trademarks that are listed on Schedule Z-1.01(b), as such schedule may be amended from time to time by the Company.

1.02.        Miscellaneous.

(a)           As used herein, references to:

(i)             the preamble or the recitals, Sections or Schedules refer to the preamble, recitals, Sections or Schedules to this Agreement,

(ii)            any agreement (including this Agreement) refer to the agreement as amended, modified, supplemented, restated or replaced from time to time,

(iii)           any statute or regulation refer to the statute or regulation as amended, modified, supplemented or replaced from time to time,

(iv)           any Governmental Authority include any successor to the Governmental Authority;

(v)            this Agreement means this Agreement and the Schedules hereto; provided that, in the event of any conflict between this Agreement and the Schedules, this Agreement shall govern;

(vi)           references to any Section in this Agreement include references to any Schedule attached thereto;

(vii)          the plural number shall include the singular number (and vice versa);

(viii)         “herein,” “hereunder,” “hereof” or like words shall refer to this Agreement as a whole and not to any particular section, subsection or clause contained in this Agreement;

(ix)            “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; and

(x)             “$” or “dollars” shall be deemed references to United States dollars.

(b)           The table of contents and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(c)           Unless the context otherwise requires, the word “or” when used in this Agreement will be deemed to have the inclusive meaning represented by the phrase “and/or.”

(d)           Unless otherwise explicitly set forth herein, any consent or approval that may be given by a Party hereunder may be given or withheld in such Party’s sole and absolute discretion.

(e)           Unless specified as Business Days, all references herein to days, months or years shall be deemed references to calendar days, calendar months or calendar years.

(f)           Unless otherwise expressly specified herein, any payment that otherwise would be due on a day that is not a Business Day shall be deemed to be due on the first Business Day thereafter.

(g)           This Agreement is the product of negotiation by the Parties having the assistance of counsel and other advisers.  It is the intention of the Parties that this Agreement not be construed more strictly with regard to one party than with regard to the other.

ARTICLE II
SERVICING

2.01.        Appointment.

(a)           Subject to the terms and conditions of this Agreement, the Company hereby appoints the Servicer as of the Servicing Start Date as the servicer of the Accounts and Cardholder Indebtedness to perform the Services and Servicer hereby accepts such appointment.

(b)           Notice to Cardholders.  Prior to the Conversion Date, the Servicer and the Company shall, if required by Applicable Law or if the Company determines such notice or notices are otherwise advisable, prepare jointly a form or forms of notices to each Cardholder of an Account to the effect that such Cardholder’s Account will be serviced by the Servicer and, if applicable, also containing any change of terms.  Such notices shall be in the form approved by the Parties, which approval will not be unreasonably withheld, conditioned or delayed, and the Company shall ensure that such notices will comply with all requirements of Applicable Law, all as if the notices were Credit Card Documentation.  The costs of preparation and mailings of such notices (****).  To the extent the existing (****)  The Servicer agrees that (****).

(c)           The Company shall have sole authority over and responsibility for: (i) all existing and future Core Terms and Conditions, (ii) Account Documentation, (iii) Risk Management Policies, (iv) Operating Procedures, (v) charge-off methodologies, (vi) Payment Plans, (vii) Program Privacy Policy, (viii) Collections Policies, and (ix) Solicitation Materials, in each case, including the compliance with Applicable Law of all of the foregoing.  For avoidance of doubt, the Company shall retain all authority, responsibility, and liability associated with its role as the originator and issuer of the Accounts, including settlement of such Accounts.

(d)           In the event that any change in Applicable Law would result in the compliance by the Servicer of  any of its obligations under this Agreement being deemed a “consumer reporting agency” for purposes of the Fair Credit Reporting Act, the Servicer shall not be required to take such actions affected by such change in Applicable Law that would so result in the Servicer being deemed a “consumer reporting agency.”  In such an event, the Servicer shall take all actions reasonably requested by the Company and permitted by Applicable Law in order to permit the processing of Applications pursuant to the Program without delay and in a manner that would not cause the Servicer to be considered a consumer reporting agency and that otherwise complies with Applicable Law.

2.02.        Servicer Compensation.

(a)           As compensation for provision of the Services hereunder, the Company shall pay Servicer (****).

(b)           The Company shall (****).

(c)           (****).

2.03.        Credit Systems.

(a)           The Servicer and the Company shall develop an Integration Plan as more particularly described in Schedule 1.01(c), which Integration Plan shall include a mutually agreed upon plan to convert the master file of the Accounts and all Cardholder Data (including related account history and customer notes) to Servicer Systems (the “Conversion”). Subject to the satisfaction of each of the requirements set forth in Section 2.03(b), the Parties agree to use commercially reasonable efforts to cause the Conversion to occur.  The Conversion shall be implemented on (****) (the “Conversion Date”).  Except as provided in Section 2.02, each of the Servicer and the Company shall (****); provided, that if the Company (****).  Until the Conversion Date, each of the Company and the Servicer (in the case of the Servicer, solely to the extent within its sole control and direction), (i) shall maintain its Systems in a manner consistent with the Company’s or the Servicer’s, as applicable, historical practice and (ii) shall not make changes to its Systems that will impede the Conversion or the Servicer’s ability to maintain the Accounts in accordance with this Agreement following the Conversion.

(b)           The Parties acknowledge and agree that no Conversion shall occur pursuant to Section 2.03(a) in absence of satisfaction of each of the following requirements:

(i)             The Parties shall be reasonably satisfied that the Servicer Systems are compatible with those Company Systems that interface with the Servicer Systems, including the POS Systems of the Company and its Affiliates;

(ii)            The Company shall be reasonably satisfied that the features and functionality set forth in Schedule 2.03(b)(ii) shall be available on the Servicer Systems as of the Servicing Start Date;

(iii)           The Company shall be reasonably satisfied that all existing credit data feeds used by the Company or any of its Affiliates set forth on Schedule 2.03(b)(iii) in connection with the Credit Card business shall have been replicated on the Servicer Systems prior to the Servicing Start Date;

(iv)           The Company shall be reasonably satisfied that the Servicer Systems shall support the Internet Services described in Section 2.09;

(v)            Each of the Company and the Servicer shall be reasonably satisfied that the Servicer and the Company, respectively, shall have a disaster recovery and business continuity plan applicable to the Servicer Systems and the Company Systems, respectively, that complies with Applicable Law and Industry Standards and each Party shall be prepared to and have the ability to implement such plan if necessary;

(vi)           The Company shall be reasonably satisfied that the Servicer shall have identified and implemented all hardware and other Systems changes necessary to ensure that the Servicer Systems will be compatible with those Company Systems that will interface with the Servicer Systems; and

(vii)          The Company shall be reasonably satisfied that the Servicer shall have provided training to Company training personnel who are responsible for training personnel in the use of the Servicer Systems.

(c)           Prior to the Servicing Start Date, each of the Company and the Servicer shall have the right to perform testing to assure that the other Party’s systems have the applicable features and functionality described in clauses (b)(i)-(vii).

(d)           Except as may be required by Applicable Law, neither the Company nor the Servicer (in the case of the Servicer, solely to the extent within its sole control and direction) shall make any change to any of its Systems that would render them incompatible in any material respect with the other Party’s or its Affiliates’ Systems following the Servicing Start Date or require the other Party or its Affiliates to make any change to any of their Systems (including any POS terminals) or reduce or restrict interfacing or System feeds, in any such case without the prior approval of the other Party.  Subject to the preceding sentence, and subject to such future modifications and upgrades as the Company or the Servicer may make from time to time and which do not introduce interfaces or protocols other than those already in use in Company Channels, neither Party (in the case of the Servicer, solely to the extent within its sole control and direction) will make any material change to its Systems with respect to the Program without the prior approval of the other Party, unless required by Applicable Law.

2.04.        Services.

(a)           Commencing on the Servicing Start Date, the Servicer shall perform the services described in Schedule 1.01(a) and described herein (collectively, the “Services”), in each case, in accordance with this Agreement, the Operating Procedures, and the Risk Management Policies.

(b)           The Servicer shall be solely responsible for customer service and for the administration of the Accounts in accordance with the terms of the Credit Card Documentation and this Agreement, Schedule 2.04, and the SLAs set forth in Schedule 2.06, including the following servicing and administrative functions: Prequalification Request processing (if applicable), Application processing, customer service to Cardholders, statement, payment processing, transaction  authorization and processing and collections.  To the extent not otherwise provided in this Agreement or the Operating Procedures, including the SLAs described on Schedule 2.06, the Servicer shall service the Accounts under the Program in a manner in which, and in any event no worse than, the Servicer, in the aggregate, services comparable accounts for itself or others.

(c)           The Servicer shall dedicate such trained personnel as are necessary or appropriate for servicing the Accounts in accordance with Schedule 2.06, including a management-level individual reasonably acceptable to the Company within the Servicer’s customer-service operation who will respond to the Company’s questions or concerns as they relate to the servicing or administration of the Accounts or the Servicer’s duties hereunder.  The Servicer shall maintain adequate computer and communications Systems and other equipment and facilities necessary or as appropriate for servicing the Accounts in accordance therewith, and, without limiting any other provisions of this Agreement with respect to Systems changes, without the Company’s approval, which shall not be unreasonably withheld, conditioned, or delayed, the Servicer shall not make any material adverse changes to such Systems, equipment and facilities, or to any servicing processes or procedures that will negatively impact in any significant way Cardholders or the Company’s processes, procedures or Systems, in each case during any Peak Sales Period.  The Servicer shall maintain a disaster recovery plan that complies with Applicable Law and Industry Standards and have in place sufficient back-up Systems, equipment, facilities and trained personnel to implement such disaster recovery plan so as to perform its obligations to Cardholders pursuant to the Credit Card Documentation and service the Accounts in a manner consistent with such plan.  The Servicer shall provide the Company with a summary of such plan upon request and with written guidance regarding how the Company can facilitate implementation of the Servicer’s disaster recovery plan with respect to the Program.  The Servicer will test its disaster recovery plan no less frequently than (****), make the results of such test available upon request by the Company and will promptly initiate such plan upon the occurrence of a disaster or business interruption.  The Servicer shall give the Program no less priority in its recovery efforts than is given to any other credit card programs or portfolios it services for itself or others.

(d)           As of the Servicing Start Date and throughout the remainder of the Term, the Servicer shall maintain a separate toll-free customer service telephone number for the Program and all other telephone numbers as provided in the Operating Procedures (such telephone numbers, collectively the “Program Toll-Free Numbers”), which numbers shall be part of the Program Assets.  As of the Servicing Start Date and throughout the remainder of the Term, the Servicer shall provide live telephonic customer service, in English and Spanish, upon the scheduled dates and times set forth in Schedule 2.04.

(e)           (****).

(f)            After the Servicing Start Date, at the request of the Company from time to time, the Servicer shall use commercially reasonable efforts to provide copies of customer service policies, scripts and form correspondence relating to the Program, and the Servicer shall use commercially reasonable efforts to incorporate comments made by the Company to ensure that such material are compatible with the Risk Management Policies and Operating Procedures (subject, in either case, to Servicer Systems limitations applicable uniformly to the Servicer’s servicing responsibilities for itself and others and, notwithstanding any other provision hereof, provided that the Servicer shall have no obligation to alter disclosures that are uniform among the comparable programs for which it acts as servicer for purposes of legal or regulatory consistency).  Subject to the preceding sentence, the Servicer shall ensure that the customer service policies, scripts and form correspondence are consistent with the Risk Management Policies and Operating Procedures.

(g)           Subject to Section 2.08, customer service shall be Company branded to the extent practicable; provided, however, that telephone customer service salutations shall not be Company branded and the Servicer shall have the right to take whatever steps and make such disclosures necessary to ensure that the Cardholders understand that the Company is the owner of the Accounts and the receivables thereunder.

(h)           The Servicer shall permit the Company and its respective Representatives to visit its servicing facilities related to the Services, during normal business hours with reasonable advance notice, for the purpose of becoming informed with respect to the Servicer’s performance of its servicing obligations hereunder, and the Servicer shall use commercially reasonable efforts to facilitate the review by the Company of the Servicer’s servicing activities, and shall make personnel of the Servicer reasonably available to assist the Company and its respective Representatives as reasonably requested.  In conducting such visits, the Company or its Representatives, as the case may be, shall comply with security and privacy policies established by the Servicer and shall seek to minimize interference with the Servicer’s normal business operations.

(i)            Notwithstanding any arrangement whereby the Servicer provides services set forth herein through an Affiliate or Service Provider, the Servicer shall remain obligated and liable to the Company for the provision of such services without diminution of such obligation or liability by virtue of such arrangement.  Schedule 2.04(i) sets forth (i) a true and complete list of Service Providers of the Servicer as of the Effective Date that may perform any material customer service and collections servicing obligations of the Servicer hereunder and (ii) the initial program servicing locations anticipated to be utilized by or on behalf of the Servicer to service the Program.

(j)            If the Servicer receives a Cardholder complaint regarding the quality or delivery of Goods and/or Services, the Servicer shall refer such complaint to the Company in accordance with the Operating Procedures, and in the case of complaints or inquiries made by telephone to the Servicer’s customer service centers, the Servicer shall attempt to make such referrals via a “warm transfer” to the Company’s customer service unit; provided, however, that if no Company customer service agent is available to answer the call within twenty (20) seconds, the Servicer may release the call into the Company IVR.

(k)           Subject to the following sentence and Section 2.04(h), the Company and the Servicer will jointly observe and score inbound/outbound telephone customer contacts that the Servicer has with Cardholders.  A Servicer representative shall accompany the Company’s representative during the observations.

(l)            Subject to Applicable Law, the Servicer will allow the Company to monitor customer service telephone calls remotely (which may be through access to recordings, if all such calls are recorded) in each case in a manner compliant with the Servicer’s security policies.

(m)          Subject to Section 2.04(h) and Applicable Law, in the case of on-site servicing observations, customer service observations may be conducted by the Company on any day and at any time during normal business hours and in accordance with the Servicer’s security policies, provided that the applicable Party shall notify the Servicer at least twenty-four (24) hours in advance of its intended visit and such observations shall not unreasonably interfere with the Servicer’s normal business operations.

(n)           The Servicer shall perform applicable Services in compliance with the Risk Management Policies, Program Privacy Policy and Collections Policies, as in effect from time to time, as of any applicable date of determination.  The Company shall have the right, at any time from time to time, to make changes to the Risk Management Policies, Program Privacy Policy and Collections Policies and the Servicer shall operationalize such changes at the Company’s request; provided that, in each case, the Company notifies the Servicer in writing in advance of such changes and provides the Servicer sufficient time to adapt its practices to conform with such changes; provided, further, that, such changes are supportable by Servicer’s Systems and comply with Applicable Law.  Subject to the last sentence of this Section, the Servicer agrees that the Servicer’s Systems shall support all such changes to the foregoing policies and Operating Procedures that are required by a change in Applicable Law (and that the references herein to Servicer’s Systems shall include Systems hosted by or subcontracted to third parties pursuant to agreements with the Servicer).  The Company shall provide to the Servicer the Risk Management Policies and Program Privacy Policy to be in effect as of the Servicing Start Date at least thirty (30) days prior to the Servicing Start Date.  Any incremental cost to the Servicer to implement the Company’s changes to the Risk Management Policies, Collections Policies, Operating Procedures and Program Privacy Policy shall be addressed in a statement of work under Section 2.12.

(o)           The Servicer shall at all times during the Term and continuing until the end of the Term comply in all material respects with Applicable Law affecting its rights and obligations under this Agreement.

(p)           The Servicer shall at all times during the Term and continuing until the end of the Term comply in all material respects, to the extent applicable to it, with the Risk Management Policies, Collections Policies and Operating Procedures.

(q)           The Servicer shall use Servicer Program Materials and Company Program Materials only as approved for the purpose for which such material was approved or intended.

2.05.        Reports.

(a)           Within ten (10) Business Days following the end of each Fiscal Month, or such other time as may be specified in Schedule 2.05(a) or such other time as agreed by the Parties with respect to particular reports, the Servicer shall provide to the Company the reports specified in Schedule 2.05(a) (which reports shall be reported on a Fiscal Month, calendar month or cycles-basis, as may be specified in Schedule 2.05(a) or such other time as agreed upon by the Parties).

(b)           The Servicer shall report to the Company new Account authorization and approval rates, referral rates, credit sales, Payment Plans, credit limit assignments and such other information as set forth on Schedule 2.05(b), in each case in accordance with Schedule 2.05(b), on a daily basis.

(c)           In addition to the reports required pursuant to Section 2.05(a) and Section 2.05(b), the Servicer will use commercially reasonable efforts, at the cost of the Company, as determined pursuant to Section 2.12 hereof, to fulfill the Company’s other reasonable ad hoc reporting requests within a reasonable time following such request unless the Servicer notifies the Company that it does not have the resources to perform such additional reporting.

(d)           To the extent set forth on Schedule 2.05(a), certain reports to be provided pursuant to this Section 2.05 (other than to the extent the Parties agree otherwise) shall be provided through secure e-mail.

2.06.        Service Level Standards.

(a)           The Servicer shall report to the Company monthly, in a mutually agreed upon format, the Servicer’s performance under each of the SLAs set forth on Schedule 2.06.  Concurrent with such reporting, if the Servicer fails to meet any SLA, without limiting the consequences for SLA failures set forth on Schedule 2.06, the Servicer shall (i) report to the Company the reasons for the SLA failure(s), (ii) identify the actions required to address the SLA failure(s) and share such actions with the Company. The Servicer shall promptly take any action reasonably necessary to correct and prevent recurrence of such failure(s).

(b)           The provisions of Schedule 2.06 shall apply in the event of a failure to meet any SLAs as set forth in Schedule 2.06.

2.07.        Systems Interface; Technical Support.

(a)           Required Interfaces.

(i)             The Company and the Servicer shall identify, prior to the Servicing Start Date, the Systems interfaces required to be sustained between the Company and the Servicer, in order for the Services to operate in accordance with this Agreement following the Servicing Start Date, which interfaces shall include all customary interfaces to support the data feeds set forth on Schedule 2.03(b)(viii) and all interfaces necessary to facilitate receipt of Application information and Credit Reporting Agency information immediately following a Prequalification Request.  The Company and the Servicer shall maintain such interfaces, as applicable, and cooperate in good faith with each other in connection with any modifications to such interfaces as may be requested by the other Party from time to time.  The Servicer shall use commercially reasonable efforts to include interfaces to support additional existing credit data feeds, provided that the Company notifies the Servicer of any such additional credit data feeds, (****), and provides the Servicer with reasonable time after such notice to implement interfaces to support such additional credit data feeds, and provided further the Servicing Start Date shall not be delayed on the basis of the lack of such additional interfaces to support credit data feeds.

(ii)            Each of the Company and the Servicer agrees to maintain at its own expense its respective Systems interfaces so that the operation of the Systems as a whole at all times provides the Company and Cardholders with System features and functionality (including reporting, analysis, modeling and account management features and functionality) that have been mutually agreed by the Parties in accordance with this Agreement.

(b)           Additional Interfaces; Interface Modifications.  All requests for new interfaces, modifications to existing interfaces and terminations of existing interfaces shall be presented to the Servicer or Company, as applicable, for approval.  Upon approval, the Parties shall work in good faith to establish the requested interfaces or modify or terminate the existing interfaces, as applicable, on a timely basis.  Except as otherwise provided herein (including in Section 2.03), all costs and expenses with respect to any new interface or interface modification or termination shall be borne by the requesting Party, including in the case of Company requests, all such costs as determined pursuant to Section 2.12 hereof, unless otherwise mutually agreed.

(c)           Secure Protocols.  The Parties shall use secure protocols for the transmission of all Nonpublic Personal Information and other Confidential Information, including the transmission of Protected Cardholder Data between and among each other.

2.08.        Collections. The Servicer (on behalf of the Company) shall (****).  The Servicer and any third party collectors shall have the right to use the Company Licensed Marks or other names or marks of the Company in its collections efforts. (****).

The Servicer will report to the Company (****).

2.09.        Program Website; Mobile Apps.

(a)           Development of Program Website.  The Servicer shall develop and maintain a Company-branded website (the “Program Website”) with industry-standard technology and features for a revolving credit card program of this type.  (****).  The Company and the Servicer shall mutually agree on the technology and features of the Program Website that will be operational commencing with the Servicing Start Date, and the Servicer will use commercially reasonable efforts to comply with such agreement and timing.  All written marketing content of the Program Website (other than content thereon constituting copies of or links to Servicer Program Materials) shall be deemed Solicitation Materials subject to review and approval in accordance with the provisions of Section 4.01.  After the Servicing Start Date, the Servicer shall cause the Program Website to be accessed primarily by means of links from the Company’s website or links displayed by Internet search engines, as described in the immediately following sentence, to be inaccessible from websites branded for the Servicer, and to contain or otherwise be associated with only such material and links as shall be approved by the Company from time to time.  For clarity, Servicer’s communications with Cardholders regarding billing, payment or servicing matters may include links to the Program Website in furtherance of such matters.  The Company’s website will provide links to the Program Website on: (i) its home page, (ii) its check-out page, and (iii) such other pages of its website as the Company shall determine from time to time.  The Program Website shall also include links back to the Company’s website on the Program Website home page and such other pages as the Parties shall determine from time to time.  The Program Website shall include the following functions, (****), and such other functions as the Parties may agree upon from time to time (the Program Website and such functionality, collectively, the “Internet Services”):

(i)             Applications.  The Program Website shall permit prospective Applicants to access an Application through a link to the Company’s website.  The Company’s website will allow such prospective Applicants to complete and submit the Application online and receive real-time approvals of such Application in accordance with the Risk Management Policies and Operating Procedures and shall operate such that once an Application is approved online, the related Account shall be immediately available for use online and in all Company Channels.  Applications submitted online that are not approved in accordance with the Risk Management Policies will be notified that the Company was unable to approve the Application and further communication is forthcoming.

(ii)            Cardholder Customer Service. From and after the Servicing Start Date, the Program Website shall provide to Cardholders at least the functionality described in Schedule 2.09(a)(ii)(A).  The Servicer shall use commercially reasonable efforts to ensure the Program Website provides functionality that is not listed on Schedule 2.09(a)(ii)(A) to the extent such functionality was provided through websites of the Company and its Affiliates prior to the Effective Date; provided, that the Company notifies the Servicer of any such additional functionality and provides the Servicer with reasonable time after such notice to make such functionality available on the Program Website. (****), the Program Website shall provide to Cardholders the enhanced functionality described on Schedule 2.09(a)(ii)(B).

(b)           Performance Standards.  The Servicer shall provide the Internet Services free, in all material respects, from programming errors and defects in workmanship and materials that impact functionality, accuracy or security of the Internet Services or the ability of Cardholders to use the Internet Services in accordance with reasonable commercial standards for products provided to Applicants and/or Cardholders.  The Servicer shall conform the Program Website to the performance capabilities, characteristics, functions and other standards generally applicable to other private label Credit Card program websites developed or maintained by the Servicer under similar circumstances.

(c)           Customer Privacy.  The Servicer shall ensure that a hyperlink to its website privacy policy is clearly and prominently posted on the top or bottom of every page of the Program Website.

(d)           Server Condition.  The Servicer shall host the Program Website on a server located in the United States and shall cause the Program Website to (i) be in good operating condition, (ii) contain sufficient operating capability to allow access to the Program Website in compliance with Schedule 2.06, and (iii) operate within the servicing standards set forth in Schedule 2.06.

(e)           Program Website Maintenance.  During the Term of this Agreement, the Servicer shall:

(i)             ensure that the Program Website is hosted solely on a server described in Section 2.09(d) and shall notify the Company in advance in writing if it intends to change the server hosting the Program Website; and

(ii)            ensure that the Servicer or its Affiliates at all times owns all Systems and content used in connection with the Internet Services, or has a right or license to same.

(f)            Mobile Access to Program Website.  The Servicer shall use commercially reasonable efforts to make the Program Website and all Internet Services fully accessible from all industry-standard internet browsers accessed on mobile devices, smartphones and tablets (including those run on iOS or Android software) and to (i) be in good operating condition, (ii) contain sufficient operating capability to allow access to such Program Website as required by Schedule 2.06.

2.10.        Program Competitiveness.

(a)         Customer Experience.  The Servicer shall ensure that the Program’s features and functionality shall be commercially reasonable for a program of this type.  In furtherance of the foregoing, the Servicer shall use commercially reasonable efforts to ensure that the Servicer performs its obligations hereunder at all times in such a way as to ensure a level of customer service to Cardholders and a consumer experience to Applicants and Cardholders that is consistent with commercially reasonable standards for a program of this type.  Without limiting the foregoing, the Servicer shall perform its obligations hereunder (x) with no less than a reasonable degree of care and diligence, and (y) with no less care and diligence than that degree of care and diligence employed by the Servicer when servicing comparable assets for itself or as servicer for third parties.  The Parties and their respective Affiliates and Service Providers shall perform their respective obligations hereunder at all times in such a way as to not disparage or embarrass any other Party or its name or brands.

(b)           Marketplace Developments.  Not less than (****) and at such other times as the Company may request, the (****) credit card programs.

2.11.        Additional Marketing Support.  Upon the request of the Company from time to time, the Servicer shall, at the sole cost of the Company, as determined pursuant to Section 2.12 hereof, collaborate with the Company to identify and test new marketing initiatives.

2.12.        Improvements to Servicing Capabilities.

(a)         Anything herein to be done (****) described in this Section 2.12.  If the Company requests material customization of the services to be provided by the Servicer hereunder that cannot be provided by the staff and other resources ordinarily assigned to the performance of the Services hereunder and which are not otherwise required to meet the Servicer’s obligations hereunder (including its obligations to meet the SLAs), (****).

(b)           To the extent that the Servicer’s servicing platform, business practices and procedures utilized in the provision of services for any of Servicer’s other private label programs or revolving closed network programs other than the Company (including the servicing platform, business practices and procedures utilized by the Servicer for its own benefit) are improved when compared with similar services provided as part of the services provided by the Servicer under this Agreement, the Servicer shall (****).

(c)           Mobile Technology.  If the Company requests that the Servicer (i) participate in any mobile payment initiative or (ii) enable utilization of alternative methods or devices for accessing Accounts, including mobile phones or tablets, then, the Servicer shall review and communicate with the Company with respect to participation in such initiative and/or implementation of such alternative access methods, in each case to the extent requested by the Company.  If the Servicer agrees to such participation or implementation, unless otherwise agreed, it shall (****).  For purposes of clarity, the Parties understand that (****).  Notwithstanding the foregoing, the Parties acknowledge that Cardholders may be able to elect to have their Company Credit Cards participate in a mobile payments initiative, without the consent of the Company or the Servicer if it is technologically feasible without changes to the Services or Servicer Systems.  Subject to the foregoing provisions of this Section 2.12(c), nothing in this Agreement shall require the Company to participate in, or restrict the Company from participating in, any mobile payments initiative, which shall be in the Company’s sole discretion; provided that any such decision to participate in or not participate in such initiative (****).

2.13.        New Account Origination; (****).

(a)           Notwithstanding anything to the contrary contained herein, at any time during the Term, the Company shall have the right to (****).

(b)           (****).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.01.        General Representations and Warranties of the Company.  Except as Previously Disclosed, the Company makes the following representations and warranties to the Servicer as of the Effective Date and as of the Servicing Start Date (other than the representations and warranties set forth in Section 3.01(d) (No Litigation), which shall be made only as of the Effective Date):

(a)           Corporate Existence.  The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the conduct of its business or the activities in which it is engaged makes such licensing or qualification necessary, except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) has all necessary licenses, permits, consents or approvals from or by, and has made all necessary filings and registrations with, all Governmental Authorities having jurisdiction, to the extent required for the ownership, lease or conduct and operation of its business, except to the extent that the failure to obtain such licenses, permits, consents or approvals or to make such filings or registrations would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           Authorization; Validity.  The Company has all necessary corporate power and authority to (i) execute and enter into this Agreement, and (ii) perform the obligations required of the Company hereunder and the other documents, instruments and agreements relating to this Agreement executed by the Company pursuant hereto.  The execution and delivery by the Company of this Agreement and all documents, instruments and agreements executed and delivered by the Company pursuant hereto, and the consummation by the Company of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate actions of the Company.  This Agreement (i) has been duly executed and delivered by the Company, (ii) constitutes the valid and legally binding obligation of the Company, and (iii) is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(c)           Conflicts; Defaults; Etc.  The execution, delivery and performance of this Agreement by the Company, its compliance with the terms hereof, and consummation of the transactions specified herein will not (i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would, result in a default under, or accelerate the performance required by, the terms of any contract, instrument or agreement to which the Parent, the Company or any of their respective Subsidiaries is a party or by which they are bound, or to which any of the assets of the Company or any of its Subsidiaries are subject; (ii) conflict with or violate the articles of incorporation or by-laws, or any other equivalent organizational document(s), of the Company or any of its Subsidiaries; (iii) breach or violate any Applicable Law or Applicable Order, in each case, applicable to the Company or any of its Subsidiaries; (iv) require the consent or approval of any other party to any contract, instrument or commitment to which the Company or any of its Subsidiaries is a Party or by which it is bound; or (v) require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any Governmental Authority, except, in the cases of clauses (i) and (iii)–(v), for such conflicts, breaches, defaults, violations or failures to obtain such consents or approvals or make or obtain such filings, notices, consents and approvals as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)           No Litigation.  No action, claim, litigation, proceeding, arbitration or investigation is pending or, to the Knowledge of the Company, threatened against the Parent, the Company or any of their respective Subsidiaries, at law, in equity or otherwise, by or before any Governmental Authority, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)           Compliance with Laws.  Except to the extent that any of the following would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company is in compliance with all requirements of Applicable Law relating to the Program Assets and neither the Company nor any of Subsidiaries is subject to any order, directive or restriction of any kind issued by any Governmental Authority that restricts in any respect the Company’s ability to perform its obligations under the Program.

(f)            The Company Licensed Marks.  The Company has the right, power and authority to grant the rights to use the Company Licensed Marks expressly granted herein.

(g)           Finders or Brokers.  The Company has not agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of such Person’s services rendered in connection with this Agreement that would give rise to any valid claim against any other Party for any commission, finder’s fee or like payment.

3.02.        General Representations and Warranties of the Servicer.  Except as Previously Disclosed, Servicer hereby makes the following representations and warranties to the Company as of the Effective Date and as of the Servicing Start Date (other than (i) the representations and warranties set forth in Section 3.02(d) (No Litigation), which shall be made only as of the Effective Date and (ii) the representations and warranties set forth in Section 3.02(e) (Facilities and Equipment), which shall be made only as of the date set forth therein):

(a)           Corporate Existence.  Servicer (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (ii) is duly licensed or qualified to do business and is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities in which it is engaged, makes such licensing or qualification necessary, except to the extent that its non-compliance would not reasonably be expected to have, individually or in the aggregate, a Servicer Material Adverse Effect. The Servicer has all necessary licenses, permits, consents or approvals from or by, and has made all necessary filings and registrations with, all Governmental Authorities having jurisdiction, to the extent required for the ownership, lease or conduct and operation of its business, except to the extent that the failure to obtain such licenses, permits, consents or approvals or to make such filings or registrations would not reasonably be expected to have, individually or in the aggregate, a Servicer Material Adverse Effect.

(b)           Authorization; Validity.  Servicer has all necessary corporate or similar power and authority to (i) execute and enter into this Agreement, and (ii) perform the obligations required of it hereunder and the other documents, instruments and agreements relating to this Agreement executed by it pursuant hereto.  The execution and delivery by Servicer of this Agreement and all documents, instruments and agreements executed and delivered by it pursuant hereto, and the consummation by it of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate or similar actions of the Servicer.  This Agreement (i) has been duly executed and delivered by the Servicer, (ii) constitutes the valid and legally binding obligation of the Servicer, and (iii) is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(c)           Conflicts; Defaults; Etc.  The execution, delivery and performance of this Agreement by the Servicer, its compliance with the terms hereof, and the consummation of the transactions specified herein will not (i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would, result in a default under, or accelerate the performance required by, the terms of any contract, instrument or agreement to which Servicer or any of its Subsidiaries is a party or by which they are bound, or to which any of the assets of Servicer or any of its Subsidiaries are subject; (ii) conflict with or violate the articles of incorporation or by-laws, or any other equivalent organizational document(s), of Servicer or any of its Subsidiaries; (iii) breach or violate any Applicable Law or Applicable Order, in each case, applicable to Servicer or any of its Subsidiaries; (iv) require the consent or approval of any other party to any contract, instrument or commitment to Servicer or any of its Subsidiaries is a party or by which it is bound; or (v) require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any Governmental Authority, except, in the cases of clauses (i) and (iii)-(v), for such conflicts, breaches, defaults, violations or failures to obtain such consents or approvals or make or obtain such filings, notices, consents and approvals as would not reasonably be expected to have, individually or in the aggregate, a Servicer Material Adverse Effect.

(d)           No Litigation.  No action, claim, litigation, proceeding, arbitration or investigation is pending or, to the Knowledge of Servicer, threatened against Servicer or any of its Subsidiaries, at law, in equity or otherwise, by or before any Governmental Authority, which would reasonably be expected to have, individually or in the aggregate, a Servicer Material Adverse Effect.

(e)           Facilities and Equipment.  Servicer has, or will have upon the Servicing Start Date, all necessary facilities, equipment, supplies and such other resources as are reasonably necessary to provide the Services under this Agreement.

(f)            Compliance with Laws. Except to the extent that any of the following would not reasonably be expected to have, individually or in the aggregate, a Servicer Material Adverse Effect, the Servicer and its Subsidiaries are in compliance with all requirements of Applicable Law relating to its Credit Card business and neither Servicer nor any of its Subsidiaries is subject to any order, directive or restriction of any kind issued by any Governmental Authority that restricts in any respect its operation of its business or its ability to perform its obligations under this Agreement.

(g)           Finders or Brokers.  The Servicer has not agreed to pay any fee or commission to any agent, broker, finder, or other Person for or on account of such Person’s services rendered in connection with this Agreement that would give rise to any valid claim against any other Party for any commission, finder’s fee or like payment.

ARTICLE IV
ADDITIONAL COVENANTS

4.01.        Program Materials.

(a)           Servicer Program Materials.

(i)             The Servicer (on behalf of and with approval by the Company) shall be responsible for designing (subject to the Company’s design requirements to the extent not inconsistent with format requirements imposed by Servicer Systems limitations), developing, preparing, producing and delivering, (****), all customer service and collections communications, including Billing Statements, and all required legal disclosures used in connection with such materials (collectively, the “Servicer Program Materials”). In the event a new Company Credit Card design or design of any Servicer Program Materials is necessitated by the Company’s decision to alter the Company Licensed Marks or any other initiative by the Company, and solely to the extent the Company instructs the Servicer to cease using any card mailers, envelopes, Credit Card Agreements, or other forms or materials, the Company shall (****).

(ii)            The Servicer shall (on the Company’s behalf) replace any lost, stolen or mutilated Credit Cards at the Cardholder’s request.

(iii)           At the Company’s request (****), the Servicer shall, to the extent permitted by Applicable Law, reissue a Company Credit Card to each Cardholder meeting criteria specified in the Company’s marketing plan or determined by the Company (which may be based on shopping behavior, customer profiles or geographic location), in each case, in replacement of such Cardholder’s then-existing Credit Card.

(iv)           Subject to Section 4.01(c), the Servicer shall provide the Company an opportunity to review and approve the look, feel, marketing content, collateral aesthetics, and design of the Servicer Program Materials referred to in Schedule 4.01(a)(iv). Notwithstanding the foregoing, following the Servicing Start Date, with respect to Servicer Program Materials other than those of a type referred to in Schedule 4.01(a)(iv), the obligation to permit review of such Servicer Program Materials shall be limited to using commercially reasonable efforts to provide such Servicer Program Materials to the Company upon its request from time to time.  The Company shall review and respond to any request by the Servicer to review Servicer Program Materials in a timely manner (but in no event later than ten (10) Business Days from receipt by the Company); provided, however, that with respect to Servicer Program Materials proposed to be used commencing on the Servicing Start Date, the Servicer shall use commercially reasonable efforts to provide proposed copies thereof (****) provided, further, however, that with respect to servicing communications, the Servicer shall use (****) to provide the (****)Any disagreements with respect to look, feel, marketing content, collateral aesthetics, and design of Servicer Program Materials shall be resolved in favor of the Company, subject to Servicer Systems limitations.  The Servicer shall be responsible for ensuring that Servicer Program Materials comply with Applicable Law and (****).

(b)           Company Program Materials.  The Company shall be responsible for designing, developing, preparing and producing (subject to Servicer Systems limitations), and for the systemic transmission of data to support the delivery to the Servicer of, at Company’s sole expense (except as otherwise expressly provided in this Agreement) all Credit Card Documentation, any Solicitation Materials, Payment Plans, Core Terms and Conditions, change in terms notices, and advertising copy and scripts (excluding all Servicer Program Materials) that may be used in connection with the Program (collectively the “Company Program Materials”).  The Company shall be responsible for ensuring that Company Program Materials comply with Applicable Law.  For the avoidance of doubt, Servicer shall not be responsible for and shall bear no liability for the content of Company Program Materials.  The Company shall provide the Servicer with at least sixty (60) days’ prior notice of any change in Company Program Materials so that the Servicer has sufficient time to adapt its practices to conform with such changes; provided that, such notice shall not be required for any changes to comply with Applicable Law or to mitigate exigent fraud perpetration.

(c)           Program Materials Guide. Prior to the Servicing Start Date, the Company and the Servicer shall mutually approve a program materials guide with respect to certain frequently used Servicer Program Materials or Company Program Materials (including customer service communications templates) (as amended from time to time by mutual agreement, the “Program Materials Guide”).  The Company and the Servicer agree that all Servicer Program Materials or Company Program Materials addressed in the Program Materials Guide and produced by the Company or the Servicer, as applicable, shall conform with the requirements of the Program Materials Guide, except as otherwise approved by the Parties.  The Program Materials Guide will establish the parameters of when such designated Company Program Materials or Servicer Program Materials can be utilized.  Once the Servicer and the Company approve uses of Company Program Materials or Servicer Program Materials, including as set forth in the Program Materials Guide, through the end of the Term, they may be re-used by either Party for (****) without being re-submitted for review unless specifically requested by the responsible Party, provided that the Servicer does not change the Company Program Materials and the Company does not change the Servicer Program Materials in any way, including the purpose for which the Company Program Materials or Servicer Program Materials, as applicable, are used, and subject to changes in Applicable Law that would necessitate additional review and approval by the Company in the case of Company Program Materials and by the Servicer in the case of Servicer Program Materials, it being understood that the Company or Servicer, as the case may be, shall notify the other Party of any changes in Applicable Law that would necessitate such additional review and approvals within a reasonable period after becoming aware thereof.  In accordance with the Program Materials Guide and the preceding sentence, the Company or the Servicer shall be entitled to disseminate Company Program Materials or Servicer Program Materials that are addressed in and comply with the Program Materials Guide (****).  The Program Materials Guide will (****), and Company Program Materials or Servicer Program Materials shall be modified to conform with any changes thereto.

(d)           Fraudulent Cards; Security. The Servicer shall perform all commercially reasonable security functions in accordance with the Risk Management Policies to minimize fraud in the Program due to lost, stolen or counterfeit cards and fraudulent applications.  The Company agrees to use commercially reasonable efforts to cooperate with the Servicer in such functions.  Any change to the information required to be provided by Cardholders in connection with such security functions shall be approved by the Company.

(e)           Program Assets. The Company shall be the sole and exclusive owner of all Program Assets, including, without limitation, all Accounts and Account Documentation and, except as expressly set forth in this Agreement, shall have all rights, powers, and privileges with respect thereto as such owner.  All purchases of Goods and/or Services in connection with the Accounts and the Cardholder Indebtedness shall create the relationship of debtor and creditor between the relevant Cardholder and the Company.  The Servicer acknowledges and agrees that (i) it has no right, title or interest in or to any of the Accounts, Account Documentation, other Program Assets, or any proceeds of any of the foregoing, and (ii) the Company extends credit directly to Cardholders.

4.02.        Communications with Cardholders.

(a)           Company Inserts.  The Company and its Affiliates shall have the exclusive right to communicate with Cardholders, except for the Servicer’s servicing messages or any message required by Applicable Law, through use of inserts, onserts, and fillers (which shall be included on all billing envelopes) (collectively, “Inserts”), including Inserts selectively targeted for particular segments of Cardholders, in any and all Billing Statements (including electronic Billing Statements) and envelopes, subject to production requirements contained in the Operating Procedures, the Servicer Systems limitations, and Applicable Law; provided that, in no event shall the Company request a physical insert for any customer that is billed electronically.  (****).  The Servicer shall provide the Company with as much advance notice as is reasonably practicable regarding its intent to use Inserts for any of such messages. If the insertion of Inserts in particular Billing Statements would increase the postage costs for such Billing Statements, the Company agrees to either pay for the incremental postage cost (over the cost that would apply without such Inserts) or prioritize the use of Inserts to avoid postage cost over-runs.  The Company shall provide the Servicer with as much advance notice as reasonably practicable regarding the inclusion of a particular Insert in particular Billing Statements. The Company shall deliver Insert materials to the Servicer no later than the fifteenth (15th) day of the month prior to the month in which the Inserts would be included in a mailing. The Company shall retain all revenues it receives from all Inserts.  For the avoidance of doubt, other than with respect to Inserts required by the Servicer for servicing or Applicable Law, the Servicer shall not have the right to communicate with Cardholders via Inserts without the prior approval of the Company.

(b)           Billing Statement Messages.  Except for the servicing messages of the Servicer (which may include, for example, transferring Cardholders to electronic payment methods) and as otherwise required by Applicable Law, the Company and its Affiliates shall have the exclusive right to use Billing Statement messages in each Billing Cycle to communicate with Cardholders, subject to production requirements contained in the Operating Procedures, the Servicer Systems limitations, and Applicable Law.  (****).  Notwithstanding the foregoing, any Billing Statement messages required by Applicable Law and any servicing messages to be included as Billing Statement messages shall take precedence over the Company’s and its Affiliates’ messages.  The Servicer shall provide the Company with as much advance notice as reasonably practicable regarding its intent to use the Billing Statement for any of such messages. The Company shall deliver Billing Statement materials to the Servicer no later than the fifteenth (15th) day of the month prior to the month in which the Billing Statement message would be used.  The Servicer shall, at the Company’s cost, as determined pursuant to Section 2.12 hereof, provide the ability to deliver customized Billing Statement messages to Cardholders, including differentiated messages to Cardholders in the Billing Statements delivered in any single Billing Cycle on the basis of criteria such as customer profiles or geographic location.

4.03.        Access to Facilities, Books and Records.  Each of the Company and the Servicer shall (any of the foregoing subject to audit or review under this Section 4.03 or Section 4.04, the “Audited Party”) permit each other Party (in its capacity as auditing party under this Section 4.03 or Section 4.04, the “Auditing Party”) or its representatives to visit the facilities of the Audited Party and to review (and make copies of) all books, records, reports, materials and documentation related to the Program, in any case, during normal business hours with reasonable advance notice to the Audited Party, (****); provided, (****).  Without limiting the foregoing, any Audited Party shall also provide reasonable electronic access to any Auditing Party and its representatives to review materials of the Audited Party (to the extent available in electronic form) relating to the Program for reasonable purposes relating to the Program; provided that, no Party shall be required to provide access to records (during an on-site audit or electronic inspection) to the extent that (a) such access is prohibited by Applicable Law, (b) such records are legally privileged, or (c) such records relate to (****).  For the avoidance of doubt, the Company authorizes the Servicer to (****) shall be reviewed with the Company.

4.04.        Audit Rights. (****), such Auditing Party, (****), may conduct (****) an audit to determine whether such Audited Party is in compliance with all of its financial obligations pursuant to this Agreement.  Such audit shall be conducted (****) in accordance with generally accepted auditing standards and the Auditing Party shall employ such reasonable procedures and methods as necessary and appropriate in the circumstances, minimizing interference to the extent practicable with the Audited Party’s normal business operations.  The Audited Party shall (****) facilitate the Auditing Party’s review, including (****) to assist the Auditing Party and its representatives (****).  The Audited Party shall deliver any document or instrument necessary for the Auditing Party to obtain such records from any Person maintaining records for the Audited Party and shall maintain records pursuant to its regular record retention policies.  For purposes of this provision, the Audited Party also shall (****).  Notwithstanding the generality of the foregoing, the Audited Party shall not be required to provide access to records to the extent that (a) such access is prohibited by Applicable Law, (b) such records are legally privileged, (c) such records are (****), or (d) such records (****).

4.05.        Relevant Laws Compliance.  The Parties acknowledge that: (a) the management of each of Signet Jewelers Limited (“Parent”) and the Servicer or any Affiliate or direct or indirect parent company thereof (Parent or, if applicable, any such Affiliate or parent company of the Servicer, as the case may be, a “Parent Entity”) that is now and/or in the future may be required under the Sarbanes-Oxley Act of 2002 (or any successor legislation) and related regulations (collectively, the “Relevant Laws”) to, among other things, assess the effectiveness of its respective internal controls over financial reporting and state in its report whether such internal controls are effective; (b) the independent auditors of the applicable Party or Parent Entity are now and/or in the future may be required to evaluate the process used by management to make such assessment to determine whether that process provides an appropriate basis for management’s conclusions; and (c) because the Parties have entered into a significant transaction with each other as described in this Agreement, the controls used by the Parties (including, without limitation, controls that restrict unauthorized access to systems, data and programs) are relevant to any applicable Parent Entity’s and Party’s evaluation of its internal controls.  Having acknowledged the foregoing, and subject to the terms of this Section, each Party agrees to cooperate with each other Party and its Parent Entity, as applicable, and their respective independent auditors as reasonably necessary to facilitate its ability to comply with its obligations under the Relevant Laws including, without limiting the generality of the foregoing, by complying with the further terms of this Section 4.05.

4.06.        Governmental Authority Supervision.  Each Party agrees to allow any Governmental Authority asserting supervisory authority over the other Party or such Party’s Affiliates to inspect, audit, and examine its facilities, systems, records and personnel relating to the Program and to use commercially reasonable efforts to allow any Governmental Authority asserting supervisory over such Party’s Service Providers to inspect, audit, and examine the facilities, systems, records and personnel relating to the Program. Each Party shall, to the extent possible and as permitted by Applicable Law or the applicable Governmental Authority, provide the other Party with reasonable advance notice of any such inspection, audit or examination. Each Party acknowledges that Governmental Authorities (or their respective representatives) have the right to (a) exercise directly the audit rights granted to the other Party under this Agreement; (b) accompany the other Party (or its representatives) when it exercises its inspection rights under this Agreement; (c) access and make copies of all internal audit reports (and associated working papers and recommendations) prepared by or for the Party or the Program; and (d) access any findings in the external audit of the Party (and associated working papers and recommendations) prepared by or for the Party that relate to the Program, subject to the consent of its external auditor.

4.07.        Operating Procedures.  The Company shall have the right to change the Operating Procedures at any time upon at least sixty (60) days’ advance written notice to the Servicer; provided that, such notice shall not be required for any changes to comply with Applicable Law or to mitigate exigent fraud perpetration; provided further that, the Company shall not make any changes to the Operating Procedures without the Servicer’s consent that would, as described in a notice from the Servicer to the Company (with reasonable supporting documentation), result in material adverse effect on the ability of the Servicer to perform its obligations pursuant to this Agreement (other than as a result of an antecedent act or omission by the Servicer); provided, however, that the Company may institute temporary changes to the Operating Procedures in response to changes in Applicable Law, to mitigate exigent fraud perpetration, or to respond to other necessary circumstances that, in the reasonable judgment of the Company, could adversely impact the Program or the Company, in any event, without such evaluation and approval by the Servicer upon notification to the Servicer of such temporary changes, with any such temporary changes being reversed immediately after, in the reasonable judgment of the Company, the threat of such fraud perpetration or other circumstance has been adequately contained or any regulatory or other issues have been adequately addressed or resolved (unless the Servicer approves such changes for implementation on a permanent basis).

4.08.        Books and Records.  Each Party shall keep adequate records and books of account with respect to the Program and its obligations hereunder in which proper entries, reflecting all of the financial transactions relating to the Program, are made in accordance with GAAP and the requirements of this Agreement.  Each Party shall keep adequate records and books of account with respect to its activities, in which proper entries reflecting all of the financial transactions are made in accordance with GAAP.  All of the records, files and books of account of a Party related to the Program and this Agreement shall be in all material respects complete and correct and shall be maintained in accordance with good business practice and Applicable Law.

4.09.        Licenses and Qualifications.  (****).  From and after the Servicing Start Date, the Servicer shall at all times remain licensed and qualified in all jurisdictions in the United States necessary to service the Accounts in all such jurisdictions in accordance with all Applicable Laws; (****).  The Company shall at all times during the Term remain licensed and qualified in all jurisdictions in the United States required in connection with the Company’s origination and ownership of the Accounts and Cardholder Indebtedness in accordance with all Applicable Laws.

4.10.        Disputes with Cardholders.  The Servicer shall reasonably cooperate with the Company in a timely manner (but in no event less promptly than required by Applicable Law) to resolve all disputes with Cardholders.  If the Servicer receives a Cardholder complaint regarding Goods and/or Services (and not relating to the use of the Cardholder’s Account or Company Credit Card to purchase such Goods and/or Services), or the Value Proposition, the Servicer shall refer such complaint to the Company in accordance with the Operating Procedures and Section 2.04.

4.11.        Insurance.

(a)            Beginning as of the Servicing Start Date, the Servicer shall maintain in force during the Term, at least the following insurance coverages:

(i)             Statutory workers’ compensation covering all state and local requirements, including Employer’s Liability with a limit of (****) arising from each accident.

(ii)            Commercial General Liability Insurance, including Products Liability, Completed Operations, Premises Operations, Personal Injury, and Contractual Liability coverages, with a minimum per occurrence combined single limit of (****) and a minimum aggregate combined single limit of (****).  Auto liability coverage for all owned and non-owned vehicles with a combined single limit of (****).

(iii)           Excess or Umbrella Liability Insurance with a minimum limit of (****) in excess of the insurance coverage described in clauses (i) and (ii) above.

(iv)           Crime and Fidelity Insurance (which must include third party coverage), including but not limited to blanket coverage for computer fraud, for loss or damage arising out of or in connection with any fraudulent or dishonest acts, including wrongful conversion of (A) the Company’s, or any of its Affiliates’, property, (B) the property of any customers or patrons of such Persons or (C) the property and funds of others in the Servicer’s possession, care, custody or control, committed by the Servicer’s employees, agents or subcontractors, acting alone or in collusion with others, with a minimum limit per event of (****).

(v)            Professional Liability Insurance for Errors and Omissions covering liability for loss or damage due to an act, error, omission, or negligence, with a minimum limit per event of (****).

(vi)           Cyber/E-Commerce Liability covering liability arising from or out of the Services provided under this Agreement with limits not less than (****) per occurrence.  Coverage shall include, but not be limited to, the following: Internet and network liability (providing protection against liability for system attacks; denial or loss of service; introduction, implantation, or spread of malicious software code; and unauthorized access and use), infringement of privacy rights, internet advertising and content offenses, defamation, and privacy liability (providing protection against liability for the failure to protect, or wrongful disclosure of, private or confidential information).

(b)            To the fullest extent allowed by its insurers, the Servicer shall cause its insurers to (****).

(c)            The insurance under Section 4.11(a), above, shall be primary, and all coverage shall be non-contributing with respect to any other insurance or self-insurance that may be maintained by the Company.

(d)            (****).

(e)            With respect to liability policies, the Servicer shall cause its insurers to name the Company, its subsidiaries and their respective directors, officers, employees, agents, successors, and permitted assigns, as Additional Insureds.

(f)             The Servicer shall cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under this Agreement are maintained in force.  The Servicer shall provide the Company not less than (****) written notice prior to any adverse modification, cancellation, or non-renewal of the other policies required in Section 4.11 above.  The insurers selected by the Servicer shall be of good standing and authorized to conduct business in the jurisdictions in which Services are to be performed.  When the policy is issued each such insurer shall have at least an A.M. Best rating of (****) and replacement coverage shall be sought if the insurer's rating goes below (****).

(g)            (****).

(h)            In the case of loss or damage or other event that requires notice or other action under the terms of any insurance coverage specified in this Section 4.11, the Servicer shall be solely responsible to take such action.  The Servicer shall provide the Company with contemporaneous notice and with such other information as the Company may request regarding the event.

(i)             The Servicer’s liability to the Company for any breach of an obligation under this Agreement which is subject to insurance hereunder shall not be limited to the amount of coverage required hereunder.

4.12.        Obligations of the Company. In addition to its other obligations set forth elsewhere in this Agreement, the Company agrees that during the Term it shall either itself, through Affiliates, or through Service Providers, where applicable, at its own expense and in accordance with this Agreement and the Operating Procedures:

(a)            fund Program expenses to the extent expressly set forth in this Agreement;

(b)            implement in a timely manner the aspects of the Integration Plan for which the Company is responsible;

(c)            comply with, and cause its Affiliates to comply with, the terms of the Program Privacy Policy and provide all Cardholder opt-ins and opt-outs to Servicer;

(d)            process authorized Transactions in accordance with this Agreement and the Operating Procedures;

(e)            maintain adequate Systems and other equipment and facilities necessary for carrying out the Company’s obligations under this Agreement;

(f)             train the Company’s and its Affiliates’ sales and other personnel regarding the Program, and monitor sales and other personnel’s compliance with such training;

(g)            share with the Servicer seasonal marketing plans for the Accounts;

(h)            (****);

(i)             ensure the compliance by all Retail Merchants, other than the Company, with the obligations of the Company under the provisions hereof (but, with respect to Zale Delaware, as limited by the terms hereof); and

(j)             at all times during the Term and continuing until the end of the Term comply in all material respects with Applicable Law affecting its rights and obligations under this Agreement.

ARTICLE V
CARDHOLDER INFORMATION

5.01.        Customer Information.

(a)           All sharing, use and disclosure of Cardholder Data under this Agreement shall be subject to Applicable Law, the Program Privacy Policy, and the provisions of this Article V.

(b)           Each Party agrees that any unauthorized use or disclosure by the Servicer of Cardholder Data would cause immediate and irreparable harm for which money damages would not constitute an adequate remedy.  In that event, the Parties agree that injunctive relief for any violation of Section 5.02(c) shall be warranted in addition to any other remedies a party may have.

(c)           The Servicer shall establish and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Cardholder Data, designed to meet all requirements of Applicable Law, including, at a minimum, maintenance of an information security program that is designed to: (i) ensure the security and confidentiality of the Cardholder Data to the extent required by Applicable Law; (ii) protect against any anticipated threats or hazards to the security or integrity of the Cardholder Data; (iii) protect against unauthorized access to or modification, destruction, disclosure or use of the Cardholder Data; and (iv) ensure the proper disposal of Cardholder Data.  Additionally, such security measures shall meet current Industry Standards and shall be at least as protective as those used by the Servicer to protect other confidential and nonpublic personal customer information to which it has access, but in no event less than a reasonable standard of care. Except for permitted disclosures made in accordance with Section 5.02 hereof, the Servicer will ensure, that any third party to whom it transfers or discloses Cardholder Data signs a written contract with the party transferring or disclosing such data to the third party in which such third party agrees to substantively the same privacy and security provisions at least as protective as those in this Agreement and agrees that the owner of such data is a third-party beneficiary thereof for the purposes of protecting such data.  Information transferred by one Party on behalf or at the direction of any other Party will be considered information transferred by the Party requesting or directing the transfer.  The Servicer shall treat Cardholder Data as if it were its own “customer information” or “Nonpublic Personal Information” collected by the Servicer for purposes of Applicable Law or Industry Standards, and any administrative, technical and physical safeguards.

(d)           (****).

(e)           Each of the Servicer and the Company shall, subject to Applicable Law, promptly provide to each other Party a complete list of any Persons who have requested to be on the respective Party’s “do not call” and/or “do not mail” lists (or other similar lists).  Upon receipt of such lists, each of the Company and the Servicer shall promptly comply with such requests with respect to the Program, including, without limitation, as applicable, with respect to its solicitation of Company Credit Cards, telemarketing and other solicitations with respect to the Program.

5.02.        Cardholder Data.

(a)           As among the Parties hereto, the Cardholder Data shall be the property of and exclusively owned by the Company.  The Servicer acknowledges and agrees that it has no proprietary interest in the Cardholder Data.

(b)           Any modifications to the Program Privacy Policy shall be made by the Company, provided that, the Program Privacy Policy shall comply with Applicable Law at all times.

(c)           The Servicer shall use and disclose the Cardholder Data in compliance with Applicable Law and the Program Privacy Policy solely (****).

(d)           The Servicer shall not, directly or indirectly, sell, transfer, or rent (or permit others to do same), the Cardholder Data, and shall not, directly or indirectly, disclose the Cardholder Data, other than a disclosure in compliance with Applicable Law and the Program Privacy Policy for the purposes set forth in Section 5.02(c); provided, that:

(i)            (****);

(ii)           (****); and

(iii)          (****).

(e)           The Servicer shall transmit to the Company each day by a secure data feed into Company Systems designated by the Company from time to time, in formats agreed to by the Parties in advance from time to time the data set forth on Schedule 5.02(e).

(f)            For the avoidance of doubt, nothing in this Agreement shall restrict the Company’s ability to use and disclose the Cardholder Data.

ARTICLE VI
INTELLECTUAL PROPERTY

6.01.        Grant of License to Use the Company Licensed Marks.  Subject to the terms and conditions of this Agreement, beginning on the Effective Date, the Company hereby grants to the Servicer a non-exclusive, royalty-free, non-transferable, non-sublicensable (except as set forth herein) right and license to use the Company Licensed Marks solely in connection with the marketing and administration of, and the provision of services related to, the Program and Accounts.  All uses of the Company Licensed Marks shall require the prior written approval of the Company and shall be in accordance with this Agreement and any Trademark Guidelines or other rules as may be delivered by the Company to the Servicer from time to time.  To the extent the Servicer delegates any of its rights or obligations hereunder to any authorized Affiliate and/or authorized Service Provider in accordance with the terms and conditions of this Agreement, the Servicer may sublicense its rights in the Company Licensed Marks hereunder to such authorized Persons solely for purposes of facilitating such delegation; provided that, such Person shall agree to comply with all of the terms and conditions of the use of the Company Licensed Marks hereunder (and shall designate the Company as a third party beneficiary of such agreement) and the Servicer shall remain liable for such Person’s failure to so comply.  Except as expressly set forth in this Section 6.01, the rights granted pursuant to this Section 6.01 are solely for use of the Servicer and may not be sublicensed without the prior written approval of the Company.

6.02.        Termination; Ownership; and Infringement.

(a)           Termination of Licenses.  The licenses granted in Section 6.01 shall terminate at the end of the Term; provided that, in the event the Services will be, but have not yet been, transferred to a replacement servicer pursuant to Section 10.05, the licenses shall terminate upon such transfer.  Upon the termination of the licenses granted in Section 6.01, all rights in the Company Licensed Marks granted thereunder shall revert to the Company and the Servicer, shall: (i) discontinue immediately all use of the Company Licensed Marks; and (ii) destroy all unused Company Credit Cards, Applications, Account Documentation, Solicitation Materials, periodic statements, materials, displays, advertising and sales literature and any other items or program collateral, in each case, bearing any of the Company Licensed Marks.  Notwithstanding anything herein, the Servicer shall have the right at all times after the Term to use the Company’s Trademarks (i) in a non-trademark or “fair use” manner (provided that, such use does not convey or suggest or is not reasonably likely to suggest that the Parties are still participating in the Program) or as required by Applicable Law; or (ii) on any archival records.

(b)           Ownership of the Licensed Marks.  The Parties acknowledge that the Company shall retain exclusive ownership of its Trademarks. The Servicer shall not contest or take any other action which would adversely affect the Company’s exclusive ownership of its trademarks or the value, validity, reputation or goodwill associated therewith, and any and all goodwill arising from use of the Company Licensed Marks by the Servicer shall inure to the benefit of the Company.  Nothing herein shall give the Servicer any proprietary interest in or to the Company’s Trademarks.

(c)           Infringement by Third Parties.  Servicer shall use reasonable efforts to notify the Company in writing, promptly upon acquiring Knowledge of any infringing or unauthorized use of the Company’s Trademarks that are being licensed under this Article VI by any third party in the United States.  If any of the trademarks licensed under this Article VI is infringed, the owner of such Trademark has the sole right (but not the obligation) to prosecute same, and the Servicer shall reasonably cooperate with and assist in such prosecution.

6.03.        Intellectual Property

(a)           Each Party shall solely own all of its Intellectual Property (i) that existed as of the Servicing Start Date and (ii) that it develops or creates independently of the other Parties during the Term.  Unless the Parties agree otherwise in writing, the Company shall solely own all Intellectual Property rights in any creation of or improvement to the look, feel, content, design and collateral aesthetics of the Company Credit Cards, Credit Card Documentation, the Program Website, Solicitation Materials and any other communications to Cardholders created by either Party.  Unless the Parties agree otherwise in writing, each Party shall solely own all Intellectual Property relating to any software or other technology developed by it or its Affiliates or developed for it or its Affiliates at its direction or expense, to facilitate the Program and/or to fulfill its obligations, including all Intellectual Property relating to software and software modifications developed with another Party’s assistance, in response to another Party’s request, or to accommodate another Party’s special requirements.  Subject to the terms and conditions of this Agreement, each of the Parties grants and agrees to grant to the other Parties a non-exclusive, royalty-free, non-transferable, non-sublicensable (except as set forth herein) license to and under all other Intellectual Property (other than Trademarks, which are governed by Section 6.01) owned by such Party that is used in connection with the Program solely in connection with the creation, establishment, marketing and administration of, and the provision of services related to, the Program pursuant to the terms of this Agreement.  To the extent the Parties delegate any of their rights or obligations hereunder to any authorized Affiliate and/or authorized third party or to the extent the services of an authorized third party are required in connection with the Parties’ participation in the Program, in accordance with the terms and conditions of this Agreement, the Parties may sublicense their rights to and under any other Party’s Intellectual Property (other than Trademarks, which are governed by Section 6.01) to such authorized Person; provided that, such Person shall agree to comply with all of the terms and conditions of this Section 6.01  (with the owner of the Intellectual Property a third party beneficiary of such agreement) and provided that, the sublicensing Party shall remain liable for such Person’s failure to so comply. The licenses granted under this Section 6.03(a) shall terminate at end of the Term.

(b)           Joint Intellectual Property.  The Parties shall not develop or create any Intellectual Property that shall be deemed to be jointly owned unless they mutually agree in writing in advance that such Intellectual Property shall be jointly owned.

ARTICLE VII
MERCHANT SERVICES

7.01.        Transmittal and Authorization of Charge Transaction Data.  The Servicer shall authorize or decline Transactions on a real time basis as provided in the Operating Procedures and Risk Management Policies, including Transactions involving split-tender or down-payments and for Goods and/or Services for later delivery.  The Company and the Servicer will enter into a mutually agreed upon amendment to this Agreement to reflect lockbox mechanism procedures for funds flow hereunder within thirty days following the Effective Date.

7.02.        POS Terminals.  The Retail Merchants shall maintain POS terminals capable of processing Company Credit Card and Account transactions as handled as of the Servicing Start Date, and prior to the Servicing Start Date shall make such changes to such POS terminals as required under the Integration Plan.  To the extent that the Retail Merchants are required to make changes to any POS terminal (including hardware and software), Internet or mobile apps in order to support Prequalification Requests (to the extent applicable), process Applications, process Transactions and transmit Charge Transaction Data under this Agreement as a result of any change or modification to any Servicer Systems or as a result of any requirement of Applicable Law applicable to the Servicer, (****).

7.03.        Settlement Procedures.  On (****) the Company will submit the Settlement File to the Servicer no later than (****).

ARTICLE VIII
CONFIDENTIALITY

8.01.        General Confidentiality.

(a)           For purposes of this Agreement, “Confidential Information” means any of the following: (i) nonpublic information that is provided by or on behalf of any Party (the “Disclosing Party”) to any other Party or its Representatives or Service Providers (each, a “Receiving Party”) in connection with the Program (including information provided prior to the Effective Date or the Servicing Start Date); (ii) nonpublic information about such Disclosing Party or its Affiliates, or its businesses or employees, that is otherwise obtained by or on behalf of any other Party in connection with the Program, in each case including: (A) information concerning marketing plans, objectives and financial results, business systems, methods, processes, know-how, financing data, programs and products and Value Proposition terms and features and tests thereof; (B) information regarding any products offered or proposed to be offered under the Program or the manner of offering of any such products; (C) information unrelated to the Program obtained by a Receiving Party in connection with this Agreement, including by accessing or being present at the business location of any Disclosing Party; and (D) non-public Intellectual Property such as proprietary technical information and source code developed by the Disclosing Party in connection with the Program; and (iii) the terms and conditions of this Agreement.  The provisions of this Article VIII governing Confidential Information shall not govern Cardholder Data, which shall be governed by the provisions of Article V.

(b)           The restrictions on disclosure of Confidential Information under this Article VIII shall not apply to information received or obtained by a Receiving Party that: (i) is or becomes generally available to the public other than as a result of disclosure in breach by such Receiving Party of this Agreement or any other confidentiality obligations; (ii) is lawfully received on a non-confidential basis from a third party authorized to disclose such information without restriction and without breach of this Agreement; (iii) is required to be publicly disclosed by Applicable Law or applicable stock exchange rules; provided that, to the extent permitted by Applicable Law, any Receiving Party subject to any Governmental Authority or judicial process shall consult with the Disclosing Party with respect to such filing or disclosure of its Confidential Information and shall cooperate in seeking a protective order or other protection for such Confidential Information; and provided, further, that such Confidential Information shall be disclosed only to the extent required by such Applicable Law and shall otherwise remain confidential hereunder; or (iv) is developed by the Receiving Party without the use or knowledge of any proprietary, non-public information provided by any Disclosing Party under, or otherwise made available to such Receiving Party as a result of, this Agreement.  Nothing herein shall be construed to permit the Receiving Party to disclose to any third party any Confidential Information that the Receiving Party is required to keep confidential under Applicable Law.

(c)           The terms and conditions of this Agreement and all of the items referred to in clauses (A) through (B) of Section 8.01(a) shall each be the Confidential Information of each of the Parties to this Agreement as Disclosing Party, and each such Party shall be deemed to be a Receiving Party with respect to each other Party.

(d)           If any Receiving Party receives Confidential Information of a Disclosing Party, such Receiving Party shall: (i) keep the Confidential Information of the Disclosing Party confidential in accordance with the nondisclosure requirements of this Agreement; (ii) treat all Confidential Information of the Disclosing Party with the same degree of care as it accords its own Confidential Information, but in no event less than a reasonable degree of care; and (iii) implement and maintain commercially reasonable physical, electronic, administrative and procedural security measures, including commercially reasonable authentication, access controls, virus protection and intrusion detection practices and procedures, to protect such Confidential Information.

8.02.        Use and Disclosure of Confidential Information.

(a)           Each Receiving Party shall use and disclose the Confidential Information of a Disclosing Party only for the purpose of performing its obligations or enforcing or exercising its rights under this Agreement with respect to the Program or as otherwise expressly permitted by this Agreement, and shall not accumulate in any way or make use of such Confidential Information for any other purpose.  For the avoidance of doubt, the foregoing is not intended to restrict or prohibit the Parties from disclosing the Confidential Information of a Disclosing Party with and among the Parties or to restrict or prohibit the Parties from disclosing the Confidential Information of the Disclosing Party with respect to coordination of the Program with the program of the Prime Bank.  No Receiving Party shall use any Confidential Information of any Disclosing Party for the benefit of any product or program owned or operated by such Receiving Party that is competitive with any product or service of the Disclosing Party; provided that Cardholder Data shall be subject only to the use and disclosure terms expressly set forth in Article V hereof.

(b)           Each Receiving Party shall: (i) limit access to the Disclosing Party’s Confidential Information to those Representatives, service providers or vendors, prospective purchasers (and their respective Representatives) who have a reasonable need to access such Confidential Information, in connection with (A) this Agreement, the Program, or an Account, or (B) a potential sale of Program Assets or of any Receiving Party or its Affiliates, or (C) a potential merger, consolidation, acquisition or other transaction or financing arrangement involving a Receiving Party and/or its Affiliates, (ii) ensure that any Person with access to the Disclosing Party’s Confidential Information agrees to be bound by a confidentiality agreement consistent with the restrictions set forth in this Article VIII, and (iii) be liable to the Disclosing Party for any unauthorized use of or access to the Disclosing Party’s Confidential Information by any recipient from such Receiving Party.

8.03.        Unauthorized Use or Disclosure of Confidential Information.  Each Receiving Party agrees that any unauthorized use or disclosure of Confidential Information of the Disclosing Party will cause immediate and irreparable harm to the Disclosing Party for which money damages will not constitute an adequate remedy.  In that event, the Receiving Party agrees that equitable or injunctive relief (including specific performance) may be warranted in addition to any other remedies the Disclosing Party may have.  In addition, the Receiving Party agrees promptly to advise the Disclosing Party by telephone and in writing of any unauthorized disclosure or use of the Confidential Information of the Disclosing Party by the Receiving Party or any Person to whom the Receiving Party shall have disclosed such information which may come to the Receiving Party’s attention, and to take all steps at the Receiving Party’s expense reasonably requested by the Disclosing Party to remedy same.

8.04.        Return or Destruction of Confidential Information.  Following the end of the Term, the Receiving Party shall cease using and promptly, at Receiving Party’s option, return to Disclosing Party or arrange for the destruction of any and all the Disclosing Party’s Confidential Information in any media (including any electronic or paper copies, reproductions, extracts or summaries thereof); provided, however, the Receiving Party in possession of tangible property containing the Disclosing Party’s Confidential Information may retain, subject to the terms of this Agreement, (a) Confidential Information (i) that a Receiving Party, its Service Providers or their respective Representatives are required to retain by Applicable Law or documented, internal retention policies, or (ii) that are automatically retained as part of a computer back-up, recovery or similar archival or disaster recovery system or form; provided, such copies are not intentionally accessed except where required or requested by Applicable Law or where disclosure is otherwise permitted under this Agreement, or (b) that a Receiving Party’s or its Service Providers’ Representatives that are accounting firms retain in accordance with policies and procedures implemented by such persons in order to comply with Applicable Law or professional rules or standards.  Such return or destruction shall be certified in writing, including a statement that no copies of Confidential Information have been kept, except as provided herein.

ARTICLE IX
DEFAULT; REMEDIES

9.01.        Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an Event of Default by a Party hereunder:

(a)           Such Party shall fail to make a payment of any amount due and payable pursuant to this Agreement and such failure shall remain unremedied for a period of thirty (30) days after the non-defaulting Party shall have given written notice thereof.

(b)           Except with respect to noncompliance with Section 2.06 (which is addressed in Section 9.01(e)), such Party shall fail to perform, satisfy or comply with any material obligation, condition, covenant or other provision contained in this Agreement, which shall have either a Servicer Material Adverse Effect or Company Material Adverse Effect unremedied for a period of sixty (60) days without resolution (provided that, the other Party shall have first given written notice of such failure specifying the nature of such failure in reasonable detail), provided that, if such failure cannot be cured in a commercially reasonable manner within such time, such failure shall not constitute an Event of Default if the defaulting Party shall have initiated and diligently pursued a cure within such time and such cure is completed within ninety (90) days.

(c)           Any representation or warranty by such Party contained in this Agreement shall not be materially true and correct in any respect as of the date when made and shall either have a Servicer Material Adverse Effect or Company Material Adverse Effect and the Party making such representation or warranty shall fail to cure the event giving rise to such breach within sixty (60) days after the other Party shall have given written notice thereof specifying the nature of such breach in reasonable detail, provided that, if such failure cannot be cured in a commercially reasonable manner within such time, such breach shall not constitute an Event of Default if the defaulting Party shall have initiated a cure within such time and such cure is completed within ninety (90) days from the date of written notice regarding such breach.

(d)           A Bankruptcy Event shall have occurred with respect to the Servicer or the Company, as applicable.

(e)           (****).

9.02.        Remedies for Events of Default.  In addition to any other rights or remedies available to the Parties at law or in equity, upon the occurrence of a Company Event of Default or a Servicer Event of Default, the non-defaulting Party shall be entitled, in addition to its termination rights under Article X, to collect from the defaulting Party any amount indisputably in default plus interest based on the Prime Rate.

ARTICLE X
TERM AND TERMINATION

10.01.      Term of Agreement.  This Agreement shall become effective as of the Effective Date and continue in full force and effect until the fifth (5th) anniversary of the Servicing Start Date (the “Initial Term”) unless earlier terminated as provided herein.  Following the Initial Term this Agreement shall renew automatically without further action of the Parties for successive two (2) year terms (each, a “Renewal Term”) unless either Party provides written notice to the other Party of non-renewal at least (****) prior to the expiration of the Initial Term or current Renewal Term, as the case may be.

10.02.      Termination by the Company Prior to the End of the Initial Term or a Renewal Term.  In addition to the other termination rights expressly provided for pursuant to other Sections of this Agreement, the Company may terminate this Agreement upon (****) written notice to the Servicer prior to the end of the Initial Term or any Renewal Term upon the occurrence of any one of the following events:

(a)           upon the occurrence of a Servicer Event of Default;

(b)           if there is a (****);

(c)           if the Servicer shall fail to perform, satisfy or comply with any obligation, condition, covenant or other provision contained in this Agreement for a period of not less than thirty (30) days due to a Force Majeure Event and such failure shall have a Servicer Material Adverse Effect;

(d)           upon the occurrence of a Material Adverse Event with respect to the Servicer;

(e)           (****); or

(f)            if the Conversion Date has not occurred by (****).

10.03.      Termination by the Servicer Prior to the End of the Initial Term or a Renewal Term.  In addition to the other termination rights expressly provided for pursuant to other Sections of this Agreement, the Servicer may terminate this Agreement upon (****) written notice to the Company prior to the end of the Initial Term or any Renewal Term upon the occurrence of any one of the following events:

(a)           upon the occurrence of a Company Event of Default;

(b)           if the Company shall fail to perform, satisfy or comply with any obligation, condition, covenant or other provision contained in this Agreement for a period of not less than thirty (30) days due to a Force Majeure Event and such failure shall have a Company Material Adverse Effect;

(c)           if there is a Change of Control of the Company;

(d)           upon the occurrence of a Material Adverse Event with respect to the Company; or

(e)           if the Conversion Date has not occurred by (****).

10.04.      Termination without Cause. Upon early termination (****), the Company shall pay the applicable amount set forth on Schedule 10.04.

10.05.      Replacement of Servicer Upon Expiration or Termination.

(a)           Notwithstanding anything in this Agreement to the contrary, the Company shall use commercially reasonable efforts to identify and appoint a replacement servicer (which, for the avoidance of doubt, may be the Company) to service the Accounts upon expiration or termination of this Agreement.

(b)           The Servicer shall promptly deliver to the replacement servicer originals or copies of all books and records relating to the Accounts in the Servicer's possession. The Servicer shall promptly remit to the Company payments, if any, received from Cardholders for Accounts no longer serviced by Servicer. The Servicer agrees to cooperate with the replacement servicer in effecting the termination of any of the Servicer’s servicing responsibilities and rights under this Agreement and shall promptly provide the replacement servicer with all documents and records reasonably requested by it to enable it to assume the functions of the Servicer.

(c)           The Servicer shall continue to provide the Services until a replacement servicer is in place, provided such period shall be limited to ninety (90) days following the termination or expiration of this Agreement. The Servicer shall be entitled to its compensation under Section 2.02(a) earned with respect to all periods through the completion of the transition of servicing to the replacement servicer and reimbursement and payment for all costs and expenses incurred and/or Services rendered through the transition that the Servicer is entitled to reimbursement or payment pursuant to the terms of this Agreement, including, without limitation, under Schedule 2.02(b) and any agreed upon statements of work. Unless the Company terminates this Agreement because of a Servicer Event of Default, the Company shall compensate the Servicer for any costs and expenses incurred by Servicer to facilitate the transition of servicing to a replacement servicer.

ARTICLE XI
INDEMNIFICATION

11.01.      Company Indemnification of the Servicer Indemnified Parties.  From and after the Effective Date, the Company shall indemnify and hold harmless the Servicer, each Service Provider, their respective Affiliates, and their respective officers, directors and employees (any of the foregoing, a “Servicer Indemnified Party”) from and against and in respect of any and all losses, liabilities, damages, costs and expenses of whatever nature, including reasonable attorneys’ fees and expenses (collectively, “Losses”), which are caused or incurred by, result from, arise out of or relate to the following:

(a)           the gross negligence or willful misconduct (including acts and omissions) relating to the Program by the Company, any Retail Merchant, any of their Affiliates, any of their Service Providers, or any director, officer, employee or agent of any of them (any of the foregoing, a “Company Party”);

(b)           any breach by a Company Party of any of the terms, covenants, representations, warranties or other provisions contained in this Agreement or any Credit Card Agreement, except to the extent such breach is caused by the failure of Servicer to comply with its obligations hereunder;

(c)           any actions or omissions by a Servicer Indemnified Party taken or not taken at the written request or written direction of a Company Party pursuant to this Agreement, except where such Servicer Indemnified Party would have been otherwise required to take such action (or refrain from acting) absent such request or direction of such Company Party (it being understood that neither this exception nor any request or direction of a Company Party shall in any way relieve any Servicer Indemnified Party of, or in any way alter, a Servicer Indemnified Party’s express obligations under this Agreement);

(d)           any fraudulent or deceptive acts by any Company Party in connection with the Program, including, without limitation, any Employee Fraud;

(e)           any element of any Company Credit Cards, Credit Card Documentation, the Program Website, any Program related social media pages or “apps,” Solicitation Materials or other communications to Cardholders, Servicer Program Materials, Company Program Materials, or Account Documentation that (i) was included (or modified) by any Company Party in contravention of this Agreement, (ii) infringes or is alleged to infringe on the Intellectual Property rights of any third party, or (iii) markets, advertises or promotes Company’s Goods and/or Services or any other product or service;

(f)           except to the extent the Losses with respect thereto are indemnifiable by the Servicer pursuant to Section 11.02(f) hereof, any claim that any Company Party failed to comply with Applicable Law in connection with the Program or the Operating Procedures, including without limitation, relating to (i) all existing and future Core Terms and Conditions, (ii) Account Documentation, (iii) Risk Management Policies, (iv) Operating Procedures, (v) charge-off methodologies, (vi) Payment Plans, (vii) Program Privacy Policy, (viii) Collections Policies, (ix) post-charge off collection or sale of Accounts, and (x) Solicitation Materials, unless such failure was the result of any action taken or not taken by such Company Party at the express request or direction of such Servicer Indemnified Party seeking indemnification hereunder;

(g)           the Inserts or Billing Statement messages provided by or on behalf of any Company Party (other than any such Inserts or Billing Statement messages governed by clause (f) above);

(h)           allegations by a third party that the use or publication of the Company Licensed Marks as approved by the Company and permitted herein, or as used in any materials or documents provided by any Company Party (other than Account Documentation or Solicitation Materials, which are governed by clause (e) above) constitutes: (i) libel, slander, and/or defamation; (ii) invasion of rights of privacy or rights of publicity; (iii) breach of contract or tortious interference; (iv) trademark infringement or other Intellectual Property infringement or dilution or (v) unfair competition;

(i)            (****);

(j)            any insurance program, warranty program, or loyalty or reward program offered by any Company Party, and the offering and administration of any Value Proposition by any Company Party and promotional materials related thereto;

(k)           the operation of any other program or product accepted, offered or promoted by any Company Party;

(l)           any claim that the terms and conditions of the Company Credit Cards violate Applicable Law and the fact and manner of changing any Accounts from their existing terms and conditions (except to the extent any violation of Applicable Law was the result of Servicer Systems limitations);

(m)          any Goods and/or Services charged to an Account (other than as a result of routine credit losses under the Company Credit Card), including, without limitation, in connection with (i) the sale of such Goods and/or Services; (ii) any failure to deliver any such Goods and/or Services; (iii) any product liability or warranty claim with respect to any such Goods and/or Services; and (iv) any failure by any Company Party to satisfy any of its obligations to the Cardholder or any third parties with respect to the sale of such Goods and/or Services; or

(n)          (****).

11.02.      Servicer Indemnification of the Company.  From and after the Effective Date, the Servicer shall indemnify and hold harmless the Company, its Service Providers, their Affiliates and their respective officers, directors and employees (any of the foregoing, a “Company Indemnified Party”) from and against and in respect of any and all Losses which are caused or incurred by, result from, arise out of or relate to the following:

(a)           the gross negligence or willful misconduct (including acts and omissions) relating to the Services by the Servicer, any of its Affiliates, any of its Service Providers or any director, officer, employee or agent of any of them (any of the foregoing, a “Servicer Party”), in each case as applicable;

(b)           any breach by a Servicer Party, as applicable, of any of the terms, covenants, representations, warranties or other provisions contained in this Agreement or any Credit Card Agreement, except to the extent such breach is caused by the failure of the Company to comply with its obligations hereunder;

(c)           any actions or omissions by a Company Indemnified Party taken or not taken at the written request or direction of a Servicer Party pursuant to this Agreement, except where such Company Indemnified Party would have been otherwise required to take such action (or refrain from acting) absent such request or direction of such Servicer Party (it being understood that neither this exception nor any request or direction of such Servicer Party shall in any way relieve any Company Indemnified Party of, or in any way alter, a Company Indemnified Party’s express obligations under this Agreement);

(d)           fraudulent or deceptive acts by a Servicer Party in connection with the Services, unless such action was taken or not taken by such Servicer Party at the express request or written direction of the Company;

(e)           any failure by any Servicer Party to satisfy any of its obligations to Cardholders or other third parties with respect to the Program or the Accounts, whether pursuant to the Credit Card Agreements or otherwise;

(f)            except to the extent the Losses with respect thereto are indemnifiable by the Company pursuant to Section 11.01 hereof, any claim that any Servicer Party failed to comply with Applicable Law (i) in connection with any element of the Program Website and Servicer Program Materials for which Servicer is responsible pursuant to the express terms of this Agreement, unless such failure was the result of any action taken or not taken by such Servicer Party at the express request or direction of any Company Indemnified Party seeking indemnification hereunder; or (ii) because a Servicer Party failed to comply with (or failed to adopt, whether by reasons of Systems limitations or otherwise) any element of the Risk Management Policies, Operating Procedures, Collections Policies or Program Privacy Policy, to the extent such policies complied with Applicable Law, unless (x) such failure was the result of any action taken or not taken by such Servicer Party at the express request or direction of any Company Indemnified Party seeking indemnification hereunder or (y) such failure was the result of the Parties' failure to agree upon a statement of work for any incremental costs to implement such policies;

(g)           the Servicer’s Inserts or Servicer’s Billing Statement messages, except to the extent the Losses with respect thereto are indemnifiable by the Company pursuant to Section 11.01; or

(h)           (****).

11.03.      Procedures.

(a)           Notice of Claims. The parties agree that in case any claim is made or any suit or action is commenced, by an Person who is not a Party (a “Third Party”) which may give rise to a right of indemnification for such party (or its Affiliates or its respective officers, directors or employees) hereunder (the “Indemnified Party”) from the other party (the “Indemnifying Party”) (such claim, suit or action, a “Third Party Claim”), the Indemnified Party will give notice to the Indemnifying Party (or Parties), which shall describe in reasonable detail the Third Party Claim (and shall include a copy of any pleadings or other correspondence then received by the Indemnified Party in relation to such Third Party Claim), as promptly as reasonably practicable (and, in any event, within fifteen (15) Business Days) after the Indemnified Party has become aware of and determined that such Third Party Claim has given or may reasonably be expected to give rise to a right of indemnification hereunder.  The failure to give such notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent the Indemnifying Party is actually prejudiced by such failure.  The Indemnified Party shall reasonably cooperate with the Indemnifying Party in respect of the defense of any such Third Party Claim, and each party hereunder will render to the other such assistance as it may reasonably require of the other in order to insure prompt and adequate defense of any Third Party Claim based upon a state of facts which gives rise to a right of indemnification hereunder.

(b)           Defense of Claims.  The Indemnifying Party shall have the right to defend any Third Party Claim in the name of the Indemnified Party; provided, however, that if counsel for the Indemnified Party reasonably advises the Indemnified Party that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Party, then the Indemnified Party may retain one counsel reasonably satisfactory to it to participate in such defense, and the Indemnifying Party shall pay the reasonable fees and expenses of such counsel; (****). The Party or Parties conducting the defense of any Third Party Claim shall keep the other parties reasonably apprised of significant developments with respect thereto.  (****).  Notwithstanding the foregoing, (i) if the Indemnifying Party elects not to defend such Third Party Claim, the Indemnified Party may defend such Third Party Claim at the expense of the Indemnifying Party; (ii) each party shall remain responsible for, and control, all litigation with respect to its business pending or threatened in writing immediately prior to the Effective Date; and (iii) in the case of any Third Party Claim that seeks an injunction or equitable relief against the Indemnified Party, the Indemnifying Party shall not be entitled to assume such portion of the defense related thereto; provided that in the case of clauses (i) and (iii) and in the case where (****), the Indemnified Party may not compromise or settle any such Third Party Claim without the Indemnifying Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed, it being understood that such consent right shall apply only to the monetary Losses for which the Indemnifying Party may be responsible under this Article XI and not any other terms of such settlement for which the Indemnifying Party is not liable under this Agreement); provided, further, that the Indemnifying Party may later participate in any such Third Party Claim with counsel of its choice and at its own expense.  The Indemnifying Party’s right to defend shall include the right to compromise or enter into an agreement settling any Third Party Claim; provided that no such compromise or settlement shall obligate the Indemnified Party to make any admission of fault or wrongdoing or to take any action other than the delivery of a customary release relating to such Third Party Claim (it being understood that any such customary release shall fully and unconditionally release the Indemnified Party from any liability related to such Third Party Claim).  The Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party is entitled to assume and elects to assume such defense of any Third Party Claim, but the fees and expenses of such counsel shall be at the Indemnified Party’s expense.  For the avoidance of doubt, each Party shall continue to control any claims arising out of proceedings occurring prior to the Effective Date.

(c)           Any indemnification claim by an Indemnified Party on account of a Loss which does not result from any Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof, which shall describe in reasonable detail the Direct Claim and shall set forth the estimated amount of Losses for which indemnification is sought and the facts and circumstances that form the basis under which indemnification is sought (including the specific provision(s) of Section 11.01 or 11.02, as applicable, upon which such claim is based), together with any existing documentation of any of the foregoing.  The Indemnified Party shall cooperate with the Indemnifying Party in connection with its investigation of such Direct Claim to make available records relating to such Direct Claim.

11.04.      Notice and Additional Rights and Limitations.

(a)           If an Indemnified Party fails to give prompt notice of any claim being made or any suit or action being commenced in respect of which indemnification under this Article XI may be sought, such failure shall not limit the liability of the Indemnifying Party except to the extent the Indemnifying Party’s ability to defend the matter was actually prejudiced by such failure to give prompt notice.

(b)           This Article XI shall govern the obligations of the Parties with respect to the subject matter hereof but shall not be deemed to limit the rights that either Party might otherwise have at law or in equity.

11.05.      LIMITATION OF LIABILITY

(a)           IN NO EVENT SHALL A PARTY BE LIABLE TO ANY OTHER PARTY FOR (i) ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL LOSSES; OR (ii) LOST PROFITS AND/OR LOST BUSINESS RELATIONSHIPS/OPPORTUNITIES WITH THIRD PARTIES, THAT ANY OTHER PARTY INCURS OR CLAIMS TO HAVE INCURRED ARISING OUT OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY: (1) WITH RESPECT TO A PARTY’S WILLFUL AND INTENTIONAL BREACH OF THIS AGREEMENT OR WILLFUL MISCONDUCT; OR (2) IN THE EVENT THAT THE INDEMNIFIED PARTY SHALL HAVE BECOME LIABLE TO A THIRD PARTY FOR SUCH AMOUNTS, IN WHICH CASE THE INDEMNIFYING PARTY SHALL BE LIABLE, SUBJECT TO AND IN ACCORDANCE WITH THE TERMS OF THIS ARTICLE XI FOR THE REIMBURSEMENT OF THE AMOUNTS SO PAID TO SUCH THIRD PARTY, (****).

(b)           (****).

ARTICLE XII
MISCELLANEOUS

12.01.      Assignment. None of the Parties shall assign this Agreement or, except as expressly set forth herein, any of its rights hereunder without the prior written consent of the Company and the Servicer.

12.02.      Amendment. Except as otherwise expressly set forth in this Agreement, this Agreement (including the Schedules hereto) may not be amended, supplemented, waived or otherwise modified except by a written instrument signed by each of the Parties.

12.03.      Subcontracting.  Notwithstanding any arrangement whereby the Servicer provides services set forth herein through an Affiliate or Service Provider, the Servicer shall remain obligated and liable to the Company and Zale Delaware for the provision of such services without diminution of such obligation or liability by virtue of such arrangement. Except as otherwise provided in this Agreement, it is understood and agreed that, in fulfilling its obligations under this Agreement, any Party may, following the below procedures, utilize its Affiliates or other Persons to perform functions in fulfilling its obligations under this Agreement (such Party, the “Subcontracting Party”), and such Affiliates or Persons shall comply with the terms of this Agreement.  The Subcontracting Party shall be responsible and liable for functions performed by such Affiliates or other Persons to the same extent the Subcontracting Party would be responsible and liable if it performed such functions itself. The Subcontracting Party shall give the other Parties not less than thirty (30) days prior notice of any Person (other than an Affiliate) that is to provide critical services or fulfill any other material obligations under this Agreement following the Servicing Start Date and the location from which it will provide such services or conduct its activities in respect of the Services, and shall promptly notify the other Parties of any new Affiliate that is to provide services or fulfill any other obligations under this Agreement following the Servicing Start Date and the location from which it will provide such services or conduct its activities in respect of the Services.

12.04.      Non-Waiver.  No delay by a Party hereto in exercising any of its rights hereunder, or partial or single exercise of such rights, shall operate as a waiver of that or any other right.  The exercise of one or more of a Party’s rights hereunder shall not be a waiver of, or preclude the exercise of, any rights or remedies available to such Party under this Agreement or in law or at equity.  Any waiver by a Party shall only be made in writing and executed by a duly authorized officer of such Party.

12.05.      Severability.  In case any one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein and there had been contained herein instead such valid, legal and enforceable provisions as would most nearly accomplish the intent and purpose of such invalid, illegal or unenforceable provision.

12.06.      Waiver of Jury Trial and Venue.

(a)           Each Party hereto hereby waives all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

(b)           Each Party hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or, if such federal jurisdiction is unavailable, in the state courts of the State of New York located in the borough of Manhattan over any action arising out of this Agreement, and each Party hereby irrevocably waives any objection which such Party may now or hereafter have to the laying of improper venue or forum non conveniens.  Each Party agrees that a judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law.  Any and all service of process and any other notice in any such suit, action or proceeding with respect to this Agreement shall be effective against a Party if given as provided herein.

12.07.      Governing Law.  This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made to be performed within such State and applicable federal law.

12.08.      Specific Performance.  The Parties agree that money damages would not be a sufficient remedy for any breach of Article V, Article VI or Article VIII or the failure of a Party to perform any of its material obligations hereunder, and that, in addition to all other remedies, each Party will be entitled to seek specific performance and to seek injunctive or other equitable relief as a remedy for any such breach or failure to perform its material obligations hereunder.  Each Party waives any requirements for the securing or posting of any bond in connection with such remedy.

12.09.      Notices.  Any notice, approval, acceptance or consent required or permitted by a Party under this Agreement shall be in writing to the other Party and shall be deemed to have been duly given when delivered in person, when received via overnight courier, when sent by facsimile (with written confirmation of transmission), or when posted by United States registered or certified mail, with postage prepaid, addressed as follows:

If to the Company or to Zale Delaware:	Sterling Jewelers, Inc.
375 Ghent Road
Akron, OH 44333
Attention: Laurel Krueger, SVP Legal
Email: Laurel.Krueger@signetjewelers.com

With a copy to:	Sterling Jewelers Inc.
375 Ghent Road
Akron, OH 44333
Attention: Michele Santana, Chief Financial Officer
Email: Michele.santana@signetjewelers.com

With a copy to:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Maripat Alpuche, Esq.
Facsimile: (212) 455-2502
Email: malpuche@stblaw.com

If to the Servicer:	Genesis Financial Solutions, Inc.
15220 NW Greenbrier Pkwy, Suite 200
Beaverton, OR 97006
Attention: Chief Financial Officer
Telephone: (503) 350-4304
Email: Gregg.Atkinson@genesis-fs.com

With a copy to each of:	Genesis Financial Solutions, Inc.
15220 NW Greenbrier Pkwy, Suite 200
Beaverton, OR 97006
Attention: General Counsel
Telephone: (503) 350-4321
Email: Stephen.Ambrose@genesis-fs.com

Tonkon Torp LLP
1600 Pioneer Tower
888 SW Fifth Avenue
Portland, OR 97204
Attention: Sherrill A. Corbett
Facsimile: (503) 972-3749
Email: sherrill.corbett@tonkon.com

12.10.      Further Assurances.  The Parties agree to produce or execute such other documents or agreements as may be necessary or desirable for the execution and implementation of this Agreement and the consummation of the transactions specified herein and to take all such further action as the other Party may reasonably request in order to give evidence to the consummation of the transactions specified herein.

12.11.      No Joint Venture.  For all purposes, including federal and state tax purposes, nothing contained in this Agreement shall be deemed or construed by the Parties or any third party to create the relationship of principal and agent, or a partnership, joint venture or any association between the Company or Zale Delaware and the Servicer, and no act of any Party shall be deemed to create any such relationship.  The Parties each agree to such further actions as any other Party may request to evidence and affirm the non-existence of any such relationship.

12.12.      Press Releases.  The Company, on the one hand, and the Servicer, on the other hand, each shall obtain the prior written approval of the other Party with regard to the content, timing and distribution of (i) any press releases announcing the execution of this Agreement or the transactions specified herein and (ii) any subsequent press releases concerning this Agreement or the transactions specified herein.  The foregoing notwithstanding, it is understood that no Party shall be required to obtain any prior consent, but shall consult with each other to the extent practicable, with regard to public disclosures required by Applicable Law or the applicable rules and regulations of any stock exchange.

12.13.      Third Parties.  Except for the Indemnified Parties with respect to indemnity claims pursuant to Article VII, the Parties do not intend:  (i) the benefits of this Agreement to inure to any third party; or (ii) any rights, claims or causes of action against a Party to be created in favor of any Person or entity other than any other Party.

12.14.      Force Majeure.  If performance of any service or obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade or embargo or any other act, which are beyond the reasonable control and foreseeability of a Party (each, a “Force Majeure Event”) (it being understood that a change in Applicable Law shall not be deemed a Force Majeure Event), then such Party shall be excused from such performance to the extent of and during the period of such Force Majeure Event.  A Party excused from performance pursuant to this Section 12.14 shall give the other Party prompt written notice of the occurrence of such Force Majeure Event and shall exercise all reasonable efforts to continue to perform its obligations hereunder, including by implementing its disaster recovery and business continuity plan as provided in Section 2.04, and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform except that nothing herein shall obligate either Party to settle a strike or other labor dispute when it does not wish to do so.  To the extent that either party is unable to maintain continuity of the services through such Force Majeure Event, it will make commercially reasonable efforts to procure an alternate source of the services in order to fulfill its obligations hereunder at its own cost.

12.15.      Entire Agreement.  This Agreement, the Employee Transition Agreement between the Company and the Servicer and the Lease Agreement between the Company and the Servicer, together with the Exhibits, Schedules and Annexes hereto and thereto, supersede any other agreement, whether written or oral, that may have been made or entered into among the Parties hereto (or by any officer or employee of any such Parties) relating to the matters specified herein and therein, and constitute the entire agreement among the Parties related to the matters specified herein or therein.

12.16.      Binding Effect.

(a)           This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

(b)           From the Effective Date until the Servicing Start Date, all information regarding the Company’s consumer Credit Card Program, including information regarding cardholders thereunder, shall be considered Confidential Information of the Company and only the following provisions of this Agreement shall be effective: Article I, such provisions of Sections 2.03, 2.09, 4.01, 6.01, as expressly require actions prior to the Servicing Start Date, Article VII, Article VIII, Article IX, Article X, Article XI and Article XII.  All of the other provisions of this Agreement shall become effective as of the Servicing Start Date.

12.17.      Counterparts/Facsimiles. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  Any facsimile or PDF emailed version of an executed counterpart shall be deemed an original.

12.18.      Survival.  Upon the expiration or termination of this Agreement, the Parties shall have the rights and remedies described herein.  Upon such expiration or termination, all obligations of the Parties under this Agreement shall cease, except that the obligations of the Parties pursuant to Section 2.02 (Servicer Compensation), Article V (Cardholder Information), Article VI (Intellectual Property), each of Sections 4.03, 4.04, 4.05 and 4.06 (for three years after expiration or termination), Article VIII (Confidentiality), Sections 9.02, Section 10.04 (Termination Without Cause), Section 10.05 (Replacement of Servicer Upon Expiration or Termination), Article XI (Indemnification),  Section 12.06 (Waiver of Jury Trial and Venue), Section 12.07 (Governing Law) and Section 12.18 (Survival) shall survive the expiration or termination of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

STERLING JEWELERS INC.

By:	/s/ Michele Santana
Name: Michele Santana
Title: Chief Financial Officer

ZALE DELAWARE, INC.

By:	/s/ Michele Santana
Name: Michele Santana
Title: Chief Financial Officer

GENESIS FINANCIAL SOLUTIONS, INC.

By:	/s/ Bruce A. Weinstein
Name: Bruce A. Weinstein
Title: Chief Executive Officer

[Signature Page to Servicing Agreement]

EXECUTION VERSION

Schedules to Servicing Agreement

List of Schedules

1.01(a)	Services
1.01(b)	Company Licensed Marks
Z-1.01(b)	Zale Licensed Marks
1.01(c)	Integration Plan
1.01(d)	Operating Procedures
1.01(e)	Company Credit Cards
2.02(a)	Servicer Compensation
2.02(b)	(****)
2.02(c)	Servicing Cost Categories
2.03(b)(i)	Features and Functionality of Company Systems
2.03(b)(iii)	Credit Data Feeds
2.04	Servicing Requirements
2.04-1	IVR Functionality
2.04(i)	Initial Program Servicing Locations
2.05(a)	Periodic Reports
2.05(b)	Daily Reporting
2.06	Servicing SLAs
2.08	Collections Policies
2.08-1	Collections Metrics
2.09(a)(ii)(A)	Functionality of the Program Website from the Servicing Start Date
2.09(a)(ii)(B)	Enhanced Functionality of the Program Website
2.13(b)	Removed Accounts
4.01(a)(iv)	Servicer Program Materials
5.02(e)	Cardholder Data
10.04	(****)
C-1	Company Individuals with Knowledge
C-2	Servicer Individuals with Knowledge

1

Schedule 1.01(a)

Services

1.	Cardholder Indebtedness and Billing System of record
2.	Risk Management Systems
3.	New Account and Authorization Systems and Services
4.	Customer Service Services
5.	Collection Services
6.	Post-Charge-off asset sales support
7.	Account Billing and statement insertion services
8.	Payment Lockbox services
9.	Data Feeds to Signet
10.	Standardized Reporting to Signet
11.	ACH / Wire Transfers
12.	Review and Process Prequalification Requests (if applicable) and Applications in accordance with the Agreement, the Risk Management Policies and the Operating Procedures
13.	Prepare, process and deliver an adequate supply of Servicer Program Materials
14.	Comply with the terms of Credit Card Agreements, Program Privacy Policy and all Cardholder opt-ins and opt-outs
15.
Maintain call centers and call center personnel necessary and adequate to respond to inquiries from Cardholders, address billing related claims and adjustments (including by making finance charge and late fee reversals in a manner consistent with the Collections Policies), establish new Accounts, authorize Transactions, and assign, increase and decrease credit lines, all for the benefit of the Company in accordance with the terms of this Agreement, the Risk Management Policies, the Collections Policies, and the Operating Procedures

16.
Authorize or deny requests for authorization of Transactions initiated with Company Credit Cards, including through real-time, immediate Application decisions and extension of credit to qualifying Persons for real-time purchases by such Persons, in any such case, as applicable, in accordance with this Agreement and the Risk Management Policies

17.	Undertake required credit bureau reporting on a contractual age basis;
18.	Process authorized Transactions, remittances from Cardholders and credit balance refunds in accordance with the Operating Procedures and Applicable Law;
19.
Maintain adequate Systems, and other equipment and facilities necessary or appropriate for carrying out its obligations under the Program, including satisfaction of the online and POS response time requirements, Systems uptime requirements and Systems maintenance procedures (and limitation thereon) specified in this Agreement;

20.
Cooperate with the Company in training of personnel of the Company and its Affiliates regarding the Program, including by promptly reviewing and providing feedback on training materials prepared by the Company;

21.
Ensure that the Servicer Program Materials comply with the requirements of Applicable Law, except with respect to any aspect thereof that is the responsibility of Company or that otherwise has been determined by the Company;

22.
Handle collection efforts in respect of Accounts and the servicing of Accounts in accordance with the Collections Policies, the Servicer’s policies and practices applicable to the Program from time to time, the terms of this Agreement and Applicable Law; provided however that Servicer shall track Account delinquency using a contractual age methodology;

23.	Provide customer-facing personnel support taking into account information provided by the Company with respect to the Company’s peak and holiday sales planning, monitoring and support needs.

2

Schedule 1.01(b)

Company Licensed Marks

MARK	REGISTRATION NUMBER (if applicable)
100 YEARS OF KISSES	App. No. 87008609
common law
BELDEN	Reg. No. 1505455 and 1546874
EVERY KISS BEGINS WITH KAY	Reg. No. 2602439
GOODMAN JEWELERS	common law
JARED	Reg. No. 3150413 and 3052726
JARED THE GALLERIA OF JEWELRY	Reg. No. 1872975
common law
JARED VAULT	Reg. No. 4964482
common law
JARED JEWELRY BOUTIQUE	Reg. No. 4963495
common law
J.B. ROBINSON	Reg. No. 1781330 and 1776882
KAY	Reg. No. 0748204
KAY JEWELERS	Reg. No. 2222703
common law
common law
KAY JEWELERS OUTLET	Reg. No. 3327324
common law

3

LEROY’S JEWELERS	common law
MARKS & MORGAN	Reg. No. 2065696
OSTERMAN JEWELERS	common law
ROGERS JEWELERS	common law
SHAW’S JEWELERS	common law
WEISFIELD	Reg. No. 0977026
WEISFIELD JEWELERS	Reg. No. 1465012
Reg. No. 1156307

Company Licensed Marks shall also include Trademarks of the Company’s regional brands that, prior to the date hereof, have been converted to any of the Company Licensed Marks listed in the table above.

4

Schedule Z-1.01(b)

Zale Licensed Marks

GORDON’S	Reg. No. 1637242
GORDON’S JEWELERS	Reg. No. 1637241
common law
ZALES	Reg. No. 1364390
Reg. No. 1351098
ZALES THE DIAMOND STORE	Reg. No. 2774796
Reg. No. 1050371
ZALES OUTLET	Reg. No. 2662867
ZALES THE DIAMOND STORE OUTLET	Reg. No. 2296939
common law
common law
common law
common law

5

Schedule 1.01(c)

Integration Plan

The Company and Servicer shall develop an Integration Plan to specify the tasks, timelines, responsibilities, dependencies, major milestones and deliverables to perform the functions and services necessary for the transition of servicing of the Accounts from the Company to the Servicer. Each Party shall consult with each other in developing the Integration Plan, including by providing interim drafts thereof to each other on a frequent periodic basis and by incorporating the reasonable comments of each other into such Integration Plan; however primary responsibility for drafting the Integration Plan shall be borne by the Company.  The Company shall present the proposed final version of the Integration Plan to the Servicer within 30 days of the execution of this Agreement.  The final Integration Plan shall be subject to approval by the Parties (which approval shall not be unreasonably withheld).  The Parties each agree to use good faith efforts to meet the timelines set forth below, and the Parties agree that they shall not incorporate any provisions into the Integration Plan that shall impair the Parties’ respective abilities to meet such timelines.

Key Milestones:

•
Subject to satisfaction of the Launch Requirements (as hereinafter defined), the origination of new Accounts will occur (as described in clause (a) of the definition of Servicing Start Date), and subject to satisfaction of the Conversion Requirements (as hereinafter defined), the Conversion will occur on (****).

•	Completion of store rollouts by (****) pursuant to a staged rollout plan set forth in the Integration Plan
•	All transferred employees transitioned to Servicer in accordance with the Employee Transfer Agreement

The Integration Plan will take into consideration and set forth each Party’s responsibility for implementing all necessary components of the transition required for (i) the achievement of the Conversion Date in compliance with the requirements of the Agreement and (ii) operation of the Program following the Conversion Date in accordance with the requirements of the Agreement.  Without limiting the foregoing, the Integration Plan shall address all of the following elements, and such other elements as the Parties may mutually agree upon, in each case in a manner satisfying the requirements set forth in the table below.

Component	Description
Integration Team & Responsibilities
▪     The Parties shall jointly develop and approve a project management protocol including a communication plan specific to meetings (which shall occur not less frequently than weekly), status reports, sponsor updates, meetings (technical and otherwise), etc.

Milestones/Priorities
▪      The Integration Plan shall identify the major milestones, priorities and successful testing that must be accomplished in order to effect the Conversion Date and certain other activities including (****).  It is the Parties’ mutual intent that each of the milestones listed below this table and identified as Launch Requirements and Conversion Requirements shall have been satisfied prior to the Conversion Date.  (****).

Timing
▪     The Integration Plan shall denote key dates for each major milestone of the Integration Plan considering the timetable referred to above, the Marketing Plan, seasonality of Company's business, Systems freeze periods, etc.; provided that, any Systems freeze periods set forth in the Integration Plan shall be subject to modification by mutual agreement of the Parties.

6

Component	Description
Human Resources
▪      The Parties shall jointly formulate and implement a communication plan associated with any human resources aspects of the Integration Plan including the transfer of certain Persons from employees of Company to employees of Servicer as contemplated by this transaction.

Transition Risk Mitigation	▪ The Parties shall jointly identify and develop a mitigation plan for major risks associated with the Integration Plan (systems, data feeds, training, testing periods, etc.)
Customer Impact Analysis and Communication Plan
▪      The Parties shall jointly identify major implications for Cardholders and how the Integration Plan will mitigate risk to customers and Cardholders (e.g., any POS impact, etc.)
▪      The Parties shall jointly develop a comprehensive Cardholder communication plan (notifications, documentation, etc.)
▪      The Servicer shall have prepared, and the Parties shall have approved in accordance with the Agreement, all Cardholder communications to be used commencing on or prior to the Conversion Date, as applicable.

Store Impact Analysis and Communication Plan
▪      The Parties shall jointly identify major implications for Company stores and how the Integration Plan will mitigate risk to the stores (e.g., any POS impact, etc.)
▪      The Parties shall jointly develop a comprehensive communication plan for store associates (documentation, training, etc.)

Physical Premises
▪      The Servicer and Company respectively shall, subject to and consistent with the terms of the Sublease, complete site improvements, and technology updates to transition the Leased Premises into a Servicer customer service center site

Key Program Systems (Instant Credit Originations, Sale Authorization, Daily Settlement, System Conversion)
▪      (****).
▪      Each Party shall have taken the actions required of it and necessary for completion of the Conversion in compliance with the requirements of Section 2.03 of the Agreement such that the other Party shall be reasonably confident that the Conversion shall be capable of being timely implemented in accordance with such Section, in each case without undue disruption to the Parties’ operations.
▪      Each Party shall have given the other Party the opportunity to conduct such testing of the granting Party’s systems and procedures in relation to the Program as such other Party shall have reasonably requested.
▪      (****).
▪      The Parties shall have developed secure data protocols and a disaster recovery plan.

Information
▪      The Servicer shall have taken such actions as shall have enabled it to commence delivery of information required to be delivered to the Company pursuant to Section 2.05 and Article V of the Agreement in compliance with the terms thereof.

Launch Requirements

The Parties agree that if the following features and functionalities have been tested by the Company and certified by the Servicer as fully operational (such testing and certification of each feature or functionality the “Launch Requirements”), then each Party will deem the Program to be ready for Launch:

(****)

Conversion Requirements

The Parties agree that if the following transfer of information has been performed by the Company and certified by the Servicer as complete (the “Conversion Requirements”), then each Party will deem the Program to be ready for Conversion:

(****)

Schedule 1.01(d)

Operating Procedures

To be provided by the Company (****).

Schedule 1.01(e)

Company Credit Cards

1. Jared The Galleria of Jewelry

2. Kay Jewelers

3. Belden Jewelers

4. Goodman Jewelers

5. J.B. Robinson

6. Leroy’s Jewelers

7. Marks & Morgan

8. Osterman Jewelers

9. Rogers Jewelers

10. Shaw’s Jewelers

11. Weisfield Jewelers

12. Zale Gem Account

Schedule 2.02(a)

Servicer Compensation
(****)

Schedule 2.02(b)

(****)

(****)

Schedule 2.02(c)

Servicing Cost Categories

(****)

Schedule 2.03(b)(i)

Features and Functionality of Company Systems

The Servicer shall be obligated to make available the following features and functionality.

Accounts Receivable System
1.	Billing
2.	Branded Billing Statements and Inserts production and distribution
3.	Payments
4.	Settlement and Balancing
5.	Support for Cardholder customer service financial adjustments
6.	Address Maintenance
7.	Other customer service account management functionality
8.	Statement messaging
9.	Credit Cards (plastic)
10.	Credit Bureau reporting
11.	Disaster Recovery plan and capability

New Accounts System
1.	Facilitate new Account applications
2.	Credit bureau interfaces
3.	Extract reports from credit bureaus
4.	Provide immediate, timely response to all instant credit applications at POS
5.	Assign new Account Numbers
6.	Immediate access to new accounts for Purchases across all Company channels

Sale Authorization / Adaptive Control Risk
1.	Authorizations (including real time updates (including sales returns and payments)) to open-to-buy)
2.	Risk Management Systems

Cardholder Marketing Database:
1.	Transmit agreed upon Cardholder Data
2.	Transmit other agreed upon information

Telecommunications, Cardholder Service through Telephone IVR (Interactive Voice Response):
1.	See description of IVR functionality in Schedule 2.03-1
2.	SMS functionality

Testing:
1.	(****)
2.	(****)
3.	(****)

Other Technology / Digital:
1.	Integration between the Company and Servicer’s websites
2.	Support In-Store Payments
3.	Account number lookup
4.	Access to Cardholder Account information, Billing Statements
5.	On-line payments (at no additional cost or expense to the Cardholder or the Company) on the Accounts including ability for Cardholder to register for recurring payments

Schedule 2.03(b)(iii)

Credit Data Feeds

The Servicer shall support the following credit data feeds.

1)	(****)

2)	(****)

(****)

3)	(****)

4)	(****)

(****)

5)	(****)

6)	(****)

(****)

7)	(****)

(****)

8)	(****)

9)	(****)

10)	(****)

Schedule 2.04

Servicing Requirements

Cardholder Service
Call Center Hours of Operation
Provide live telephone support for Cardholders from store or home from (****).  Call center will be open to support jewelry consultants on all holidays on which retail stores are open (currently 4th of July, Memorial Day, Labor Day, Thanksgiving and Easter Sunday)

Provide live telephone support for jewelry consultants during (****).  Such services to be made available during such hours shall include the following to be made available telephonically (including all periods during which any Company System downtime or integration problems between Company Systems and Servicer Systems prevent normal systemic processing): providing sales authorization codes and Account lookup. For clarity, the Instant Credit process will be supported by live telephone support.

Notwithstanding the above, the Company may provide the Servicer with at least 30 days prior notice in order to offer extended hours periods from time to time; provided that any holiday schedules must be received by the Servicer no later than October 31st.

Spanish-Speaking Agents	Provide Spanish speaking customer service agents (****).

Disaster Recovery	Use commercially reasonable efforts to resume answering incoming calls promptly

Interactive Voice	Provide functionality set forth in Schedule 2.04-1.

Cardholder Surveys	Conduct ongoing post-call surveys to track overall satisfaction using a randomized selection of Cardholders

Payment Processing	(****) (****)

Dispute Resolution	Provide Cardholder dispute verification in accordance with Applicable Law

Fee Waivers	(****)

Schedule 2.04-1

IVR Functionality

Cardholder Care IVR
(English – touchtone only)
(Spanish – touchtone only)

Functionality available at Launch

•	Obtain general account information
o	Balance (current as of today and previous statement balance)
o	Available Credit
o	Credit Limit
o	Previous Statement Balance
•	Payment information
o	Due date
o	Amount Due
▪	Minimum due
o	Make a payment and provide confirmation number
•	FAQs
o	Web help
o	Payment address
o	Written inquiry address
•	Exit IVR
•	Route to Company

Card Activation IVR (Touchtone only)
•	Activate a new card

Future functionality to be added when commercially reasonable

•	Last payment received (date and amount)
•	Recent Activity
•	Report lost or stolen
•	Request additional card
•	Request password reset via SMS text or email
•	Capture mobile phone number and consent

Schedule 2.04(i)

Initial Program Servicing Locations

(****)

Schedule 2.05(a)

Periodic Reports

Frequency	Name	Category	Fiscal vs Calendar
(****)	(****)	(****)	(****)
		(****)	(****)
(****)	(****)	(****)	(****)
		(****)	(****)
		(****)	(****)

(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)
		(****)	(****)
(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)

(****) reports shall be delivered within (****) after the close of such period, provided that, in the event a report shall be due (****), Servicer shall deliver such report (****).

Schedule 2.05(b)

Daily Reporting

In accordance with Section 2.05(b) of the Agreement, following the Servicing Start Date, the Servicer shall report to Company:

Field #	Description	Length	Format	Alliance Provided Data	Definition	Length	Population Rules
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
				(****)	(****)	(****)
				(****)	(****)	(****)
				(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)
(****)	(****)	(****)	(****)	(****)	(****)	(****)	(****)

Schedule 2.06

Servicing SLAs

SERVICE	SERVICES STANDARD MEASUREMENT AND REQUIREMENT (****) (****)
Cardholder Service
Call Center
Hours of Operation	(****)
General Credit Customer Service	(****)
(****)
Abandoned Rate	(****)
(****)
Call Blockage	(****)
First Call Resolution	(****)
Spanish-Speaking Agents	(****)
Internal Call Monitoring	(****)
Inquiry Resolution	(****)
Correspondence
(****)
Regular Mail	(****)
Dispute Resolution
(****)
(****)
(****)
(****)
Card Issuance
New Cards	(****)
Statement Production	These SLAs will be measured through monthly audits rather than system-generated reporting.

Statement Accuracy	(****)
Mailing	(****)
On-Line Availability	(****)
Payment Processing
(****)
(****)
(****)
Address Changes
(****)
Credit Line Increases
(****)
Collections
Speed of Answer	(****)
Minimum monthly account penetration rate	(****)
Authorizations
Authorization (calls)	(****)
Applications
Account Origination (calls)	(****)
Technology and Systems
Program Website Uptime	(****)
Authorization processing	(****)
(****)
(****)
Application processing	(****)
(****)
(****)

Credit Processing System	(****)
Electronic Payment Processing System	(****)
Interactive Voice Response (IVR)	(****)
Daily Reporting	(****)

Rules for Interpreting SLAs

•
Response time for Application related inquiries relates to those Applicants which Servicer has approved or declined on behalf of Company.  Applications which the (****), shall not be included in the measurement of the SLAs.

•	Response times for authorization requests relate to those requests processed solely by Servicer’s host. Authorization requests (****) in the measurement of the SLAs.
•	(****).
•	No SLA will be deemed (****).
•	Availability and uptime calculations shall exclude (****). The Servicer (****) and/or the Program.
•	In the event of a change in Applicable Law that would reasonably be expected (****), the Parties shall (****) prior to such change in Applicable Law.

Consequences for (****)
(****).

1.	With respect to any (****), the following provisions shall apply:

(a)	If the Servicer (****), the Servicer shall (****).

(b)	If the Servicer experiences (****), the Servicer shall (****):

☐	(****)
☐	(****)
☐	(****)
☐	(****)

(c)	Upon the occurrence of the (****) during the (****):

☐	(****)
☐	(****)
☐	(****)
☐	(****)

(d)	Upon the occurrence of (****), the Company shall, (****).

2.	Notwithstanding anything herein to the contrary, (****). For the avoidance of doubt, (****).

3.	With respect to all other SLAs on this Schedule 2.06 (****), in the event (****) shall apply mutatis mutandis; provided, that (****). For clarity, Section 1(d) shall not apply.

Schedule 2.08

Collections Policies

The Collections Policies for the Program will be provided (****) Collections Policies (****):

1.	(****).

2.	(****).

3.	(****).

4.	(****).

General Rules:

1.	Servicer will not (****):

a.	(****)
b.	(****)
c.	(****)
d.	(****)
e.	(****)
f.	(****)

2.	Servicer will only place an outbound call (****), on an Account.

a.	(****).

3.	Servicer places a maximum of (****) on an Account.

4.	Servicer will not (****) on an Account.

5.	Servicer will not (****) on an Account.

6.	Servicer will not (****) on an Account.

State Level Rules:

“State” is determined by the following:

a.	(****)
b.	(****)
c.	(****)

Servicer (****) for which a Servicer entity is named.

Cellular Telephone Numbers

1.	Servicer scrubs all telephone numbers on all accounts for cellular identification:

a.	For new telephone numbers, (****).
b.	For all Accounts, (****).

Cell Phone Dialing Policy (TCPA)

For obtaining, dialing, and managing cell phone numbers, it is the policy of Servicer to adhere to the TCPA, which establishes standards for the treatment of cell phones and managing express consent for dialing in an automated fashion, including text messages.

The following are guidelines for the obtaining, dialing, and managing cell phone numbers:

1.	(****)

2.	(****)

3.	(****)

4.	(****)

5.	(****)

6.	(****)

If express consent is obtained or revoked, a note will be placed on the Cardholder’s Account in the designated system of record. In addition, Servicer will (****).

Exceptions to Policy

(****).

Schedule 2.08-1

Collections Metrics

Category	Metric	Description	Frequency
Collections Performance Metrics	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)

Collections Effort Metrics	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)
	(****)	(****)	(****)

Schedule 2.09(a)(ii)(A)

Functionality of the Program Website

Registration
•	Set Security Credentials
•	Paperless Enrollment
•	Secure 24 hour access on any device

Account Summary
•	Make a payment
•	View scheduled payments
•	Add or delete a payment
•	Manage payment sources
•	Manage recurring payments

Account Activity
•	View Transactions
•	Electronic Statements (PDF)
•	View, Print and Download Statements
•	Email reminders for Accounts enrolled in paperless Billing Statements

Profile
•	Manage Profile/Personal Information
•	Manage Security Settings (password)
•	Manage Checking and Savings Accounts for payments

Marketing/Offers
•	Marketing Banners and Tiles

Ecommerce Integration
•	Access Program Website from Company website(s) via link (not authenticated)

Schedule 2.09(a)(ii)(B)

Enhanced Functionality of the Program Website

1. At the sole cost and expense of the Company, as determined pursuant to Section 2.08 of the Agreement, the following enhanced functionality of the Program Website shall be implemented by the Servicer (****):

Acquisition
•	Batch Prescreen Credit Offer Acceptance (pre-approved customers)
•	Card Choice (select card art)
•	Referral bounty (track application referrals)
•	Auto Renewal Membership (club or membership fees)

Registration
•	Remember Device
•	Dual log-in authentication (device recognition & password)

Account Activity
•	Download Transactions (Excel)
•	Year-End Statements

Profile
•	Manage Authorized Buyers
•	Request Credit Limit Increase
•	Manage Mobile Preferences (enroll or unenroll in mobile digital card)

Secure Message Center
•	Compose new message
•	Submit Cardholder service requests
•	Two-way email communication with customer service representatives
•	Send Attachments

Ecommerce Integration
•	Shopping card integration (account number placed in cart for newly approved applications)
•	Credit Application
•	Credit Coupons/Discounts applied at checkout
•	Cross Shopping (ability to shop at any brand with your account)

2. At the sole cost and expense of the Company, as determined pursuant to Section 2.08 of the Agreement, the following functionality of the Program Website shall be implemented by the Servicer as soon as commercially practicable following request thereof by the Company provided that such functionality has been made available in any of the Relevant Retail Programs in which Servicer services:

Profile
•	Order replacement cards
•	Manage text and email reminders

Schedule 2.13(b)

Removed Accounts

Should the Company exercise its right to terminate the Servicer’s services in connection with a financing or sale of the Accounts or associated Cardholder Indebtedness, the Company shall (****).

(****).

Schedule 4.01(a)(iv)

Servicer Program Materials

(****)

Schedule 5.02(e)

Cardholder Master File

(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)
(****)

Section 10.04

(****)

(****)

Schedule C-1

Company Individuals with Knowledge

(****)

Schedule C-2

Servicer Individuals with Knowledge

Servicer

(****)